FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-03

DBJPM 2016-C1

The depositor has filed a registration statement (including the prospectus) with the SEC (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Sandler O’Neill & Partners, L.P., or any other underwriter (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the preliminary prospectus relating to the DBJPM 2016-C1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C1 (the "Offering Document").  The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of						General	Detailed			Interest	Original	Remaining	Original	Remaining
Property			Initial Pool	# of	Mortgage	Original	Cut-off Date	Maturity	Property	Property	Interest	Administrative	Accrual	Term to	Term to	Amortization	Amortization
Flag	ID	Property Name	Balance	Properties	Loan Seller (1)	Balance($) (2)(3)	Balance($) (2)(3)	Balance($)	Type (5)	Type	Rate	Fee Rate (6)	Basis	Maturity	Maturity	Term	Term
Loan	1	787 Seventh Avenue (34)(35)	9.8%	1	GACC	80,000,000	80,000,000	80,000,000	Office	CBD	3.83718%	0.01155%	Actual/360	120	118	0	0
Loan	2	Williamsburg Premium Outlets (34)	8.6%	1	GACC	70,000,000	70,000,000	70,000,000	Retail	Anchored	4.2290%	0.0189%	Actual/360	120	118	0	0
Loan	3	Naples Grande Beach Resort (34)(36)	7.3%	1	JPMCB	60,000,000	60,000,000	51,845,975	Hospitality	Full Service	4.9500%	0.0228%	Actual/360	120	117	360	360
Loan	4	Sheraton North Houston	5.0%	1	GACC	40,800,000	40,754,577	33,323,881	Hospitality	Full Service	4.8000%	0.0160%	Actual/360	120	119	360	359
Loan	5	225 Liberty Street (34)(36)	5.0%	1	GACC	40,500,000	40,500,000	40,500,000	Office	CBD	4.6570%	0.0128%	Actual/360	120	118	0	0
Loan	6	600 Broadway (34)	4.9%	1	GACC	40,000,000	40,000,000	40,000,000	Retail	Anchored	4.6900%	0.0210%	Actual/360	120	117	0	0
Loan	7	SLS South Beach (34)	4.3%	1	JPMCB	35,000,000	35,000,000	35,000,000	Hospitality	Full Service	4.9400%	0.0217%	Actual/360	60	59	0	0
Loan	8	West Valley Corporate Center	4.3%	1	GACC	35,000,000	35,000,000	32,170,250	Office	Suburban	4.7800%	0.0160%	Actual/360	120	120	360	360
Loan	9	7700 Parmer (34)(36)	3.9%	1	JPMCB	32,000,000	32,000,000	32,000,000	Office	Suburban	4.5930%	0.0178%	Actual/360	120	116	0	0
Loan	10	Northridge Summit	3.9%	1	GACC	31,500,000	31,500,000	27,119,393	Office	Suburban	4.8000%	0.0535%	Actual/360	120	119	360	360
Loan	11	Columbus Park Crossing (34)	3.7%	1	GACC	30,500,000	30,500,000	26,214,316	Retail	Anchored	4.7400%	0.0228%	Actual/360	120	116	360	360
Loan	12	Hagerstown Premium Outlets (34)	3.7%	1	GACC	30,000,000	30,000,000	25,452,560	Retail	Anchored	4.2590%	0.0128%	Actual/360	120	118	360	360
Loan	13	Hall Office Park A1/G1/G3 (34)	3.4%	3	GACC	28,000,000	28,000,000	24,036,081	Office	Suburban	4.6950%	0.0231%	Actual/360	120	117	360	360
Property	13.01	Hall Office Park G3	1.2%	1	GACC	9,967,800	9,967,800		Office	Suburban
Property	13.02	Hall Office Park G1	1.2%	1	GACC	9,617,174	9,617,174		Office	Suburban
Property	13.03	Hall Office Park A1	1.0%	1	GACC	8,415,027	8,415,027		Office	Suburban
Loan	14	UA Sheepshead Bay Theater	3.3%	1	GACC	26,600,000	26,600,000	22,038,101	Retail	Single Tenant	5.2400%	0.0160%	Actual/360	120	120	360	360
Loan	15	Renaissance Providence Downtown Hotel (34)	3.1%	1	JPMCB	25,000,000	24,973,433	20,554,369	Hospitality	Full Service	5.0000%	0.0340%	Actual/360	120	119	360	359
Loan	16	East Hills Industrial Portfolio	2.9%	9	GACC	23,500,000	23,417,063	19,277,098	Various	Various	4.9300%	0.0160%	Actual/360	120	117	360	357
Property	16.01	210 Industrial Park Road	1.1%	1	GACC	9,171,000	9,138,633		Industrial	Flex
Property	16.02	401 Broad Street	0.6%	1	GACC	4,863,000	4,845,837		Industrial	Flex
Property	16.03	423 Walters Avenue	0.4%	1	GACC	3,561,000	3,548,432		Industrial	Flex
Property	16.04	303 Industrial Park Road	0.2%	1	GACC	1,802,000	1,795,640		Industrial	Flex
Property	16.05	136 Jaycee Drive	0.2%	1	GACC	1,633,000	1,627,237		Industrial	Flex
Property	16.06	395 Industrial Park Road	0.1%	1	GACC	1,168,000	1,163,878		Industrial	Flex
Property	16.07	934 Franklin Street	0.1%	1	GACC	472,000	470,334		Other	Parking
Property	16.08	124 Donald Lane	0.1%	1	GACC	422,000	420,511		Industrial	Flex
Property	16.09	388 Industrial Park Road	0.0%	1	GACC	408,000	406,560		Industrial	Flex
Loan	17	Riceland Pavilion	2.7%	1	GACC	22,000,000	22,000,000	18,875,369	Retail	Anchored	4.6700%	0.0635%	Actual/360	120	120	360	360
Loan	18	Los Arcos Apartments	2.5%	1	GACC	20,850,000	20,773,899	17,007,035	Multifamily	Garden	4.7600%	0.0160%	Actual/360	120	117	360	357
Loan	19	Burlington Crossing	2.4%	1	GACC	19,950,000	19,950,000	16,145,157	Retail	Anchored	4.5300%	0.0160%	Actual/360	120	120	360	360
Loan	20	Jade Corporate Center	2.3%	1	GACC	18,600,000	18,600,000	16,282,080	Office	Suburban	4.5000%	0.0160%	Actual/360	120	116	360	360
Loan	21	Zanker Road	2.3%	1	GACC	18,500,000	18,500,000	18,500,000	Mixed Use	Office/Industrial	4.4300%	0.0935%	Actual/360	120	117	0	0
Loan	22	Legends at Mount Pleasant	2.2%	1	GACC	17,737,500	17,737,500	15,643,048	Multifamily	Garden	4.8300%	0.0160%	Actual/360	120	117	360	360
Loan	23	Danville Manor Shopping Center	1.4%	1	GACC	11,250,000	11,208,696	9,167,229	Retail	Anchored	4.7300%	0.0160%	Actual/360	120	117	360	357
Loan	24	Sugarcreek Plaza II	1.1%	1	GACC	9,250,000	9,239,583	7,542,421	Retail	Anchored	4.7500%	0.0160%	Actual/360	120	119	360	359
Loan	25	Comfort Inn Chula Vista	1.0%	1	GACC	8,000,000	7,979,528	6,505,292	Hospitality	Limited Service	4.6700%	0.0160%	Actual/360	120	118	360	358
Loan	26	Shopko Madison	1.0%	1	GACC	7,900,000	7,900,000	6,969,488	Retail	Single Tenant	4.8450%	0.0160%	Actual/360	120	117	360	360
Loan	27	Mableton Village Apartments	0.8%	1	GACC	6,600,000	6,576,288	5,397,906	Multifamily	Garden	4.8400%	0.0635%	Actual/360	120	117	360	357
Loan	28	Long Northville Portfolio	0.8%	3	GACC	6,300,000	6,276,915	5,135,372	Mixed Use	Retail/Office	4.7400%	0.0160%	Actual/360	120	117	360	357
Property	28.01	120 West Main Street	0.3%	1	GACC	2,587,500	2,578,019		Mixed Use	Retail/Office
Property	28.02	180 East Main Street	0.3%	1	GACC	2,062,500	2,054,942		Mixed Use	Retail/Office
Property	28.03	190 East Main Street	0.2%	1	GACC	1,650,000	1,643,954		Mixed Use	Retail/Office
Loan	29	Citrus Falls Commons	0.7%	1	GACC	5,900,000	5,878,508	4,814,153	Retail	Unanchored	4.7700%	0.0160%	Actual/360	120	117	360	357
Loan	30	Independence Town Center	0.6%	1	GACC	5,100,000	5,074,107	3,785,413	Retail	Shadow Anchored	4.8000%	0.0160%	Actual/360	120	117	300	297
Loan	31	Holiday Inn Express Venice FL	0.6%	1	GACC	4,850,000	4,838,403	3,992,493	Hospitality	Limited Service	5.0400%	0.0160%	Actual/360	120	118	360	358
Loan	32	Scott Oaks Plaza	0.5%	1	GACC	4,102,500	4,102,500	3,629,101	Retail	Anchored	4.9700%	0.0160%	Actual/360	120	118	360	360
Loan	33	Walgreens - Apple Valley	0.4%	1	GACC	3,170,000	3,153,830	2,350,278	Retail	Single Tenant	4.7700%	0.0160%	Actual/360	120	117	300	297

A-1-1

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										Pari Passu	Pari Passu
				First						Companion Loan	Companion Loan	Remaining
Property			Origination	Payment	Maturity	ARD Loan	Final	Monthly Debt	Annual Debt	Monthly Debt	Annual Debt	Interest		Cash	Crossed With
Flag	ID	Property Name	Date	Date	Date	(Yes/No)	Maturity Date	Service($) (7)	Service($) (7)	Service($)	Service($)	Only Period	Lockbox (8)	Management (9)	Other Loans
Loan	1	787 Seventh Avenue (34)(35)	01/27/2016	03/06/2016	02/06/2026	No	02/06/2026	259,365	3,112,379	1,575,642	18,907,704	118	Hard	Springing	No
Loan	2	Williamsburg Premium Outlets (34)	01/07/2016	03/06/2016	02/06/2026	No	02/06/2026	250,118	3,001,415	410,908	4,930,896	118	Hard	Springing	No
Loan	3	Naples Grande Beach Resort (34)(36)	12/18/2015	02/01/2016	01/01/2026	No	01/01/2026	320,262	3,843,144	560,459	6,725,502	21	Hard	In Place	No
Loan	4	Sheraton North Houston	02/10/2016	04/06/2016	03/06/2026	No	03/06/2026	214,063	2,568,762				Hard	Springing	No
Loan	5	225 Liberty Street (34)(36)	01/22/2016	03/06/2016	02/06/2026	No	02/06/2026	159,357	1,912,281	1,646,686	19,760,233	118	Hard	Springing	No
Loan	6	600 Broadway (34)	12/18/2015	02/06/2016	01/06/2026	No	01/06/2026	158,505	1,902,056	317,009	3,804,111	117	Hard	Springing	No
Loan	7	SLS South Beach (34)	02/08/2016	04/01/2016	03/01/2021	No	03/01/2021	146,084	1,753,014	140,867	1,690,406	59	Soft Springing Hard	Springing	No
Loan	8	West Valley Corporate Center	03/16/2016	05/06/2016	04/06/2026	No	04/06/2026	183,210	2,198,520			60	Hard	Springing	No
Loan	9	7700 Parmer (34)(36)	11/30/2015	01/01/2016	12/01/2025	No	12/01/2025	124,181	1,490,173	562,696	6,752,348	116	Hard	In Place	No
Loan	10	Northridge Summit	02/11/2016	04/06/2016	03/06/2026	No	03/06/2026	165,270	1,983,235			23	Springing Hard	Springing	No
Loan	11	Columbus Park Crossing (34)	11/13/2015	01/01/2016	12/01/2025	No	12/01/2025	158,919	1,907,024	208,418	2,501,015	20	Hard	Springing	No
Loan	12	Hagerstown Premium Outlets (34)	01/07/2016	03/06/2016	02/06/2026	No	02/06/2026	147,740	1,772,881	231,459	2,777,513	22	Hard	Springing	No
Loan	13	Hall Office Park A1/G1/G3 (34)	12/31/2015	02/01/2016	01/01/2026	No	01/01/2026	145,134	1,741,613	144,616	1,735,393	21	Hard	Springing	No
Property	13.01	Hall Office Park G3
Property	13.02	Hall Office Park G1
Property	13.03	Hall Office Park A1
Loan	14	UA Sheepshead Bay Theater	03/10/2016	05/06/2016	04/06/2026	No	04/06/2026	146,721	1,760,658				Hard	In Place	No
Loan	15	Renaissance Providence Downtown Hotel (34)	02/09/2016	04/01/2016	03/01/2026	No	03/01/2026	134,205	1,610,465	107,364	1,288,372		Hard	Springing	No
Loan	16	East Hills Industrial Portfolio	12/15/2015	02/06/2016	01/06/2026	No	01/06/2026	125,150	1,501,796				Hard	In Place	No
Property	16.01	210 Industrial Park Road
Property	16.02	401 Broad Street
Property	16.03	423 Walters Avenue
Property	16.04	303 Industrial Park Road
Property	16.05	136 Jaycee Drive
Property	16.06	395 Industrial Park Road
Property	16.07	934 Franklin Street
Property	16.08	124 Donald Lane
Property	16.09	388 Industrial Park Road
Loan	17	Riceland Pavilion	03/08/2016	05/06/2016	04/06/2026	No	04/06/2026	113,704	1,364,448			24	Hard	Springing	No
Loan	18	Los Arcos Apartments	12/30/2015	02/06/2016	01/06/2026	No	01/06/2026	108,889	1,306,670				Springing Soft	Springing	No
Loan	19	Burlington Crossing	03/11/2016	05/06/2016	04/06/2026	No	04/06/2026	101,440	1,217,276				Hard	Springing	No
Loan	20	Jade Corporate Center	11/20/2015	01/06/2016	12/06/2025	No	12/06/2025	94,243	1,130,922			32	Hard	Springing	No
Loan	21	Zanker Road	12/30/2015	02/06/2016	01/06/2026	No	01/06/2026	69,244	830,933			117	Springing Hard	Springing	No
Loan	22	Legends at Mount Pleasant	12/30/2015	02/06/2016	01/06/2026	No	01/06/2026	93,384	1,120,613			33	Soft	Springing	No
Loan	23	Danville Manor Shopping Center	01/05/2016	02/06/2016	01/06/2026	No	01/06/2026	58,550	702,597				Springing Hard	Springing	No
Loan	24	Sugarcreek Plaza II	02/26/2016	04/01/2016	03/01/2026	No	03/01/2026	48,252	579,029				Springing Hard	Springing	No
Loan	25	Comfort Inn Chula Vista	02/05/2016	03/06/2016	02/06/2026	No	02/06/2026	41,347	496,163				Hard	Springing	No
Loan	26	Shopko Madison	12/23/2015	02/06/2016	01/06/2026	No	01/06/2026	41,664	499,965			33	Hard	Springing	No
Loan	27	Mableton Village Apartments	12/29/2015	02/06/2016	01/06/2026	No	01/06/2026	34,788	417,452				Springing Soft	Springing	No
Loan	28	Long Northville Portfolio	12/30/2015	02/06/2016	01/06/2026	No	01/06/2026	32,826	393,910				Springing Hard	Springing	No
Property	28.01	120 West Main Street
Property	28.02	180 East Main Street
Property	28.03	190 East Main Street
Loan	29	Citrus Falls Commons	01/04/2016	02/06/2016	01/06/2026	No	01/06/2026	30,848	370,180				Hard	Springing	No
Loan	30	Independence Town Center	12/31/2015	02/06/2016	01/06/2026	No	01/06/2026	29,223	350,674				Springing Hard	Springing	No
Loan	31	Holiday Inn Express Venice FL	01/26/2016	03/06/2016	02/06/2026	No	02/06/2026	26,155	313,854				Springing Hard	Springing	No
Loan	32	Scott Oaks Plaza	01/29/2016	03/06/2016	02/06/2026	No	02/06/2026	21,948	263,375			34	Springing Hard	Springing	No
Loan	33	Walgreens - Apple Valley	12/23/2015	02/06/2016	01/06/2026	No	01/06/2026	18,109	217,311				Springing Hard	Springing	No

A-1-2

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

										FIRREA	Cut-off
Property			Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	LTV Ratio at
Flag	ID	Property Name	Borrower	NOI DSCR (7)(10)(11)	NCF DSCR (7)(10)(11)	Period (12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio (10)(11)(13)	Maturity (10)(11)(13)	Address
Loan	1	787 Seventh Avenue (34)(35)		3.75x	3.53x	0	6	1,935,000,000	01/01/2016	Yes	29.3%	29.3%	787 Seventh Avenue
Loan	2	Williamsburg Premium Outlets (34)	Yes - A	2.66x	2.52x	0	6	337,800,000	12/03/2015	Yes	54.8%	54.8%	5715-62A Richmond Road
Loan	3	Naples Grande Beach Resort (34)(36)		1.63x	1.63x	0	1	263,750,000	11/13/2015	Yes	62.6%	54.1%	475 Seagate Drive and 7220, 7540 & 7760 Golden Gate Parkway
Loan	4	Sheraton North Houston		2.71x	2.38x	0	6	68,000,000	01/05/2016	Yes	59.9%	49.0%	15700 John F. Kennedy Boulevard
Loan	5	225 Liberty Street (34)(36)		3.39x	3.13x	0	6	1,400,000,000	10/20/2015	Yes	32.8%	32.8%	225 Liberty Street
Loan	6	600 Broadway (34)		1.67x	1.61x	0	6	220,000,000	12/14/2015	Yes	54.5%	54.5%	600 Broadway
Loan	7	SLS South Beach (34)		2.10x	2.10x	0	1	125,000,000	01/01/2016	Yes	55.0%	55.0%	1701 Collins Avenue
Loan	8	West Valley Corporate Center	Yes - B	1.73x	1.44x	0	6	54,500,000	11/01/2016	Yes	64.2%	59.0%	9200 Oakdale Avenue
Loan	9	7700 Parmer (34)(36)		2.04x	1.84x	0	1	272,250,000	11/30/2015	Yes	65.0%	65.0%	7700 West Parmer Lane
Loan	10	Northridge Summit		1.49x	1.32x	0	6	42,500,000	01/11/2016	Yes	74.1%	63.8%	12220 Scripps Summit Drive
Loan	11	Columbus Park Crossing (34)		1.34x	1.22x	0	1	94,000,000	07/29/2015	Yes	75.0%	64.5%	5555 Whittlesey Boulevard
Loan	12	Hagerstown Premium Outlets (34)	Yes - A	2.47x	2.31x	0	6	150,000,000	11/30/2015	Yes	51.3%	43.6%	495 Premium Outlets Boulevard
Loan	13	Hall Office Park A1/G1/G3 (34)		1.48x	1.41x	5	1	75,700,000	12/14/2015	Yes	73.8%	63.4%	Various
Property	13.01	Hall Office Park G3						27,000,000	12/14/2015	Yes			2811 Internet Boulevard
Property	13.02	Hall Office Park G1						26,200,000	12/14/2015	Yes			2401 Internet Boulevard
Property	13.03	Hall Office Park A1						22,500,000	12/14/2015	Yes			2595 Dallas Parkway
Loan	14	UA Sheepshead Bay Theater		1.63x	1.58x	0	6	49,000,000	12/14/2015	Yes	54.3%	45.0%	3907 Shore Parkway
Loan	15	Renaissance Providence Downtown Hotel (34)		1.43x	1.43x	0	1	73,000,000	12/01/2016	Yes	61.6%	50.7%	5 Avenue of the Arts
Loan	16	East Hills Industrial Portfolio		1.60x	1.43x	0	6	33,390,000	08/26/2015	Yes	70.1%	57.7%	Various
Property	16.01	210 Industrial Park Road						13,030,000	08/26/2015	Yes			210 Industrial Park Road
Property	16.02	401 Broad Street						6,910,000	08/26/2015	Yes			401 Broad Street
Property	16.03	423 Walters Avenue						5,060,000	08/26/2015	Yes			423 Walters Avenue
Property	16.04	303 Industrial Park Road						2,560,000	08/26/2015	Yes			303 Industrial Park Road
Property	16.05	136 Jaycee Drive						2,320,000	08/26/2015	Yes			136 Jaycee Drive
Property	16.06	395 Industrial Park Road						1,660,000	08/26/2015	Yes			395 Industrial Park Road
Property	16.07	934 Franklin Street						670,000	08/26/2015	Yes			934 Franklin Street
Property	16.08	124 Donald Lane						600,000	08/26/2015	Yes			124 Donald Lane
Property	16.09	388 Industrial Park Road						580,000	08/26/2015	Yes			388 Industrial Park Road
Loan	17	Riceland Pavilion		1.62x	1.55x	0	6	31,600,000	12/12/2015	Yes	69.6%	59.7%	4561-4665 Garth Road
Loan	18	Los Arcos Apartments		1.54x	1.42x	0	6	27,800,000	12/07/2015	Yes	74.7%	61.2%	11315 Fondren Road
Loan	19	Burlington Crossing		2.05x	1.91x	0	6	39,250,000	12/27/2015	Yes	50.8%	41.1%	1915 Marketplace Drive
Loan	20	Jade Corporate Center	Yes - B	1.72x	1.49x	0	6	24,800,000	08/13/2015	Yes	75.0%	65.7%	15515, 15501, 15455 & 15451 San Fernando Mission Boulevard
Loan	21	Zanker Road		3.74x	3.37x	0	6	56,750,000	12/11/2015	Yes	32.6%	32.6%	3061 & 3081 Zanker Road
Loan	22	Legends at Mount Pleasant		1.30x	1.27x	0	6	23,900,000	11/05/2015	Yes	74.2%	65.5%	1100 Legends Club Drive
Loan	23	Danville Manor Shopping Center		1.79x	1.68x	0	6	15,000,000	11/20/2015	Yes	74.7%	61.1%	1560 Hustonville Road
Loan	24	Sugarcreek Plaza II		2.24x	2.13x	5	1	17,300,000	12/10/2015	Yes	53.4%	43.6%	6244 Wilmington Pike
Loan	25	Comfort Inn Chula Vista		2.42x	2.14x	0	6	13,000,000	12/14/2015	Yes	61.4%	50.0%	91 East Bonita Road
Loan	26	Shopko Madison		1.46x	1.27x	0	6	11,300,000	10/29/2015	Yes	69.9%	61.7%	7401 Mineral Point Road
Loan	27	Mableton Village Apartments		1.70x	1.58x	0	6	8,800,000	12/10/2015	Yes	74.7%	61.3%	1306 Old Powder Springs Road Southwest
Loan	28	Long Northville Portfolio		1.67x	1.55x	0	6	8,400,000	11/16/2015	Yes	74.7%	61.1%	Various
Property	28.01	120 West Main Street						3,450,000	11/16/2015	Yes			120 West Main Street
Property	28.02	180 East Main Street						2,750,000	11/16/2015	Yes			180 East Main Street
Property	28.03	190 East Main Street						2,200,000	11/16/2015	Yes			190 East Main Street
Loan	29	Citrus Falls Commons		1.60x	1.51x	0	6	8,000,000	12/01/2015	Yes	73.5%	60.2%	11901 Sheldon Road
Loan	30	Independence Town Center		1.43x	1.27x	0	6	6,800,000	07/17/2015	Yes	74.6%	55.7%	6465 Sashabaw Road
Loan	31	Holiday Inn Express Venice FL		2.24x	2.00x	0	6	7,300,000	11/03/2016	Yes	66.3%	54.7%	380 Commercial Court
Loan	32	Scott Oaks Plaza		1.83x	1.59x	0	6	5,470,000	12/02/2015	Yes	75.0%	66.3%	5525 Cameron Street
Loan	33	Walgreens - Apple Valley		1.33x	1.33x	0	6	5,250,000	09/22/2015	Yes	60.1%	44.8%	14020 Pilot Knob Road

A-1-3

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Net		Loan
									Rentable Area	Units	per Net Rentable		Most	Most	Most
Property							Year	Year	(SF/Units/	of	Area (SF/Units/	Prepayment Provisions	Recent Operating	Recent	Recent
Flag	ID	Property Name	City	County	State	Zip Code	Built	Renovated	Rooms) (4)	Measure	Rooms) ($) (10)(11)	(# of payments) (15)(16)(17)	Statements Date	EGI ($)	Expenses($)
Loan	1	787 Seventh Avenue (34)(35)	New York	New York	NY	10019	1985	2007-2015	1,706,007	Sq. Ft.	332	L(26), DorYM1(87), O(7)	12/31/2015	140,794,576	60,207,958
Loan	2	Williamsburg Premium Outlets (34)	Williamsburg	James City	VA	23188	1987	2005	522,133	Sq. Ft.	354	L(26), D(87), O(7)	T-12 7/31/2015	26,756,277	5,595,402
Loan	3	Naples Grande Beach Resort (34)(36)	Naples	Collier	FL	34103 & 34105	1986	2014-2015	474	Rooms	348,101	L(25), YM1(92), O(3)	12/31/2015	60,893,816	42,567,976
Loan	4	Sheraton North Houston	Houston	Harris	TX	77032	1982	2013-2015	419	Rooms	97,266	L(23), YM5(92), O(5)	12/31/2015	20,710,982	13,713,221
Loan	5	225 Liberty Street (34)(36)	New York	New York	NY	10281	1987	2015	2,427,515	Sq. Ft.	189	L(26), D(88), O(6)
Loan	6	600 Broadway (34)	New York	New York	NY	10012	1900	2008	77,280	Sq. Ft.	1,553	L(27), D(88), O(5)	T-12 10/31/2015	13,124,281	2,988,576
Loan	7	SLS South Beach (34)	Miami Beach	Miami-Dade	FL	33139	1939, 2012	2012	140	Rooms	491,071	L(25), D(32), O(3)	12/31/2015	48,981,847	41,985,629
Loan	8	West Valley Corporate Center	Chatsworth	Los Angeles	CA	91311	1992	2012-2015	258,467	Sq. Ft.	135	L(24), D(91), O(5)	12/31/2015	3,987,516	1,850,817
Loan	9	7700 Parmer (34)(36)	Austin	Williamson	TX	78729	1998-2000	NAP	911,579	Sq. Ft.	194	L(25), YM1(92), O(3)	12/31/2015	16,735,177	9,936,600
Loan	10	Northridge Summit	San Diego	San Diego	CA	92131	2000	2012	129,916	Sq. Ft.	242	L(25), D(88), O(7)	12/31/2015	3,170,874	1,271,286
Loan	11	Columbus Park Crossing (34)	Columbus	Muscogee	GA	31909	2003	2014-2015	638,028	Sq. Ft.	110	L(28), D(88), O(4)	T-12 10/31/2015	8,567,990	1,929,103
Loan	12	Hagerstown Premium Outlets (34)	Hagerstown	Washington	MD	21740	1988-2000	NAP	484,994	Sq. Ft.	159	L(26), D(87), O(7)	T-12 6/30/2015	15,989,637	4,749,215
Loan	13	Hall Office Park A1/G1/G3 (34)	Frisco	Collin	TX	75034	Various	NAP	328,743	Sq. Ft.	170	L(35), D(80), O(5)	T-12 10/31/2015	6,295,260	2,982,491
Property	13.01	Hall Office Park G3	Frisco	Collin	TX	75034	2002	NAP	115,856	Sq. Ft.	172
Property	13.02	Hall Office Park G1	Frisco	Collin	TX	75034	2000	NAP	115,712	Sq. Ft.	166
Property	13.03	Hall Office Park A1	Frisco	Collin	TX	75034	1998	NAP	97,175	Sq. Ft.	173
Loan	14	UA Sheepshead Bay Theater	Brooklyn	Kings	NY	11235	1987	2001	78,324	Sq. Ft.	340	L(24), D(92), O(4)	12/31/2014	3,009,502	85,687
Loan	15	Renaissance Providence Downtown Hotel (34)	Providence	Providence	RI	02903	2007	2014-2016	272	Rooms	165,265	L(25), YM1(91), O(4)	T-12 1/31/2016	15,471,224	10,947,356
Loan	16	East Hills Industrial Portfolio	Various	Cambria	PA	Various	Various	Various	589,847	Sq. Ft.	40	L(27), D(89), O(4)	T-12 8/31/2015	3,549,659	954,074
Property	16.01	210 Industrial Park Road	Johnstown	Cambria	PA	15904	1974	2008	245,000	Sq. Ft.	37		T-12 8/31/2015	1,355,940	323,051
Property	16.02	401 Broad Street	Johnstown	Cambria	PA	15906	1964	2008	80,000	Sq. Ft.	61		T-12 8/31/2015	701,407	269,682
Property	16.03	423 Walters Avenue	Johnstown	Cambria	PA	15904	1950	2014	58,276	Sq. Ft.	61		T-12 8/31/2015	503,093	33,997
Property	16.04	303 Industrial Park Road	Johnstown	Cambria	PA	15904	1975	2008	66,000	Sq. Ft.	27		T-12 8/31/2015	345,086	91,370
Property	16.05	136 Jaycee Drive	Johnstown	Cambria	PA	15904	1988	2005	35,962	Sq. Ft.	45		T-12 8/31/2015	257,474	87,802
Property	16.06	395 Industrial Park Road	Johnstown	Cambria	PA	15904	1972	2009	47,671	Sq. Ft.	24		T-12 8/31/2015	197,868	108,304
Property	16.07	934 Franklin Street	Johnstown	Cambria	PA	15905	NAP	NAP	36,638	Sq. Ft.	13		T-12 8/31/2015	63,154	20,642
Property	16.08	124 Donald Lane	Johnstown	Cambria	PA	15904	1970	2012	11,900	Sq. Ft.	35		T-12 8/31/2015	60,000	9,057
Property	16.09	388 Industrial Park Road	Ebensburg	Cambria	PA	15931	1998	2009	8,400	Sq. Ft.	48		T-12 8/31/2015	65,637	10,168
Loan	17	Riceland Pavilion	Baytown	Harris	TX	77521	1996-2002, 2008, 2012	NAP	148,030	Sq. Ft.	149	L(24), D(92), O(4)	T-12 11/30/2015	2,820,756	673,856
Loan	18	Los Arcos Apartments	Houston	Harris	TX	77035	1978	2005-2015	516	Units	40,259	L(27), D(89), O(4)	T-12 10/31/2015	4,197,445	2,050,228
Loan	19	Burlington Crossing	Burlington	Skagit	WA	98233	2004-2007	NAP	162,187	Sq. Ft.	123	L(24), D(91), O(5)	12/31/2015	3,355,420	739,226
Loan	20	Jade Corporate Center	Los Angeles	Los Angeles	CA	91345	1981	2011-2013	131,345	Sq. Ft.	142	L(28), D(87), O(5)	T-12 9/30/2015	3,017,237	1,091,175
Loan	21	Zanker Road	San Jose	Santa Clara	CA	95134	1985	2000, 2012	180,000	Sq. Ft.	103	L(23), YM1(92), O(5)	T-12 10/31/2015	4,695,180	813,614
Loan	22	Legends at Mount Pleasant	Mount Pleasant	Charleston	SC	29466	2000	NAP	142	Units	124,912	L(27), D(89), O(4)	T-12 10/31/2015	2,026,130	627,847
Loan	23	Danville Manor Shopping Center	Danville	Boyle	KY	40422	1974	2004	206,761	Sq. Ft.	54	L(27), D(89), O(4)	12/31/2015	1,407,022	389,037
Loan	24	Sugarcreek Plaza II	Sugarcreek Township	Greene	OH	45459	1990	2005	252,976	Sq. Ft.	37	L(25), D(91), O(4)	T-12 11/30/2015	1,636,812	282,022
Loan	25	Comfort Inn Chula Vista	Chula Vista	San Diego	CA	91910	1978	2014	100	Rooms	79,795	L(26), D(90), O(4)	T-12 11/30/2015	2,735,707	1,519,880
Loan	26	Shopko Madison	Madison	Dane	WI	53717	1979	2004	99,101	Sq. Ft.	80	L(27), D(89), O(4)
Loan	27	Mableton Village Apartments	Mableton	Cobb	GA	30126	1966, 1970	2010-2015	174	Units	37,795	L(27), D(89), O(4)	T-12 9/30/2015	1,287,455	502,715
Loan	28	Long Northville Portfolio	Northville	Wayne	MI	48167	Various	Various	44,484	Sq. Ft.	141	L(24), YM1(92), O(4)	T-12 10/31/2015	835,233	174,957
Property	28.01	120 West Main Street	Northville	Wayne	MI	48167	2005	NAP	18,602	Sq. Ft.	139
Property	28.02	180 East Main Street	Northville	Wayne	MI	48167	2000	NAP	14,355	Sq. Ft.	143
Property	28.03	190 East Main Street	Northville	Wayne	MI	48167	1974	2001	11,527	Sq. Ft.	143
Loan	29	Citrus Falls Commons	Tampa	Hillsborough	FL	33626	2005	NAP	30,442	Sq. Ft.	193	L(27), D(89), O(4)	T-12 11/30/2015	852,408	166,935
Loan	30	Independence Town Center	Clarkston	Oakland	MI	48346	1991	NAP	60,454	Sq. Ft.	84	L(24), YM1(92), O(4)	T-12 10/31/2015	826,621	286,809
Loan	31	Holiday Inn Express Venice FL	Venice	Sarasota	FL	34292	2006	NAP	73	Rooms	66,279	L(26), D(90), O(4)	T-12 9/30/2015	1,915,279	1,200,327
Loan	32	Scott Oaks Plaza	Scott	Lafayette	LA	70583	1985	NAP	70,405	Sq. Ft.	58	L(26), D(90), O(4)	T-12 10/31/2015	692,637	174,448
Loan	33	Walgreens - Apple Valley	Apple Valley	Dakota	MN	55124	2005	NAP	14,500	Sq. Ft.	218	L(27), D(90), O(3)	T-12 8/31/2015	289,000	10,015

A-1-4

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Most	Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten
Flag	ID	Property Name	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (10)(11)	Debt Yield (10)(11)	Revenue($)	EGI($) (4)	Expenses($) (14)
Loan	1	787 Seventh Avenue (34)(35)	80,586,618	12/31/2014	126,921,995	55,469,720	71,452,276	12/31/2013	127,304,104	52,020,584	75,283,519	14.6%	13.7%	121,102,304	143,136,494	60,522,553
Loan	2	Williamsburg Premium Outlets (34)	21,160,875	12/31/2014	26,560,402	5,848,491	20,711,911	12/31/2013	24,802,246	5,159,412	19,642,834	11.4%	10.8%	20,728,072	27,001,994	5,877,418
Loan	3	Naples Grande Beach Resort (34)(36)	18,325,840	12/31/2014	52,430,565	41,714,506	10,716,059	12/31/2013	52,247,854	40,680,144	11,567,710	10.4%	10.4%	30,136,150	59,695,441	42,496,139
Loan	4	Sheraton North Houston	6,997,760	12/31/2014	18,215,381	12,826,274	5,389,107	12/31/2013	13,381,949	10,915,755	2,466,194	17.0%	15.0%	15,809,076	20,663,633	13,715,042
Loan	5	225 Liberty Street (34)(36)										16.0%	14.8%	141,894,863	132,184,800	58,709,263
Loan	6	600 Broadway (34)	10,135,705	12/31/2014	12,219,294	2,458,284	9,761,011	12/31/2013	11,109,963	1,915,512	9,194,451	8.0%	7.7%	10,202,372	13,259,893	3,709,744
Loan	7	SLS South Beach (34)	6,996,218	12/31/2014	51,456,649	43,896,348	7,560,301	12/31/2013	47,446,809	41,155,688	6,291,121	10.5%	10.5%	15,387,785	46,943,000	39,707,650
Loan	8	West Valley Corporate Center	2,136,699	12/31/2014	4,908,156	2,128,752	2,779,404	12/31/2013	4,404,970	2,317,001	2,087,969	10.9%	9.1%	6,740,822	5,885,882	2,074,642
Loan	9	7700 Parmer (34)(36)	6,798,577	12/31/2014	22,848,182	8,586,688	14,261,495	12/31/2013	19,000,264	8,279,224	10,721,040	9.5%	8.6%	19,107,241	27,421,192	10,574,988
Loan	10	Northridge Summit	1,899,588	12/31/2014	1,914,028	886,623	1,027,405	12/31/2013	1,415,235	735,240	679,995	9.4%	8.3%	3,350,918	4,495,135	1,548,368
Loan	11	Columbus Park Crossing (34)	6,638,887	12/31/2014	8,338,831	1,873,135	6,465,696	12/31/2013	8,299,438	1,850,652	6,448,786	8.4%	7.6%	6,493,559	7,992,695	2,088,813
Loan	12	Hagerstown Premium Outlets (34)	11,240,422	12/31/2014	15,977,634	4,932,414	11,045,220	12/31/2013	15,029,875	4,737,140	10,292,735	14.6%	13.6%	10,996,701	16,239,680	5,010,438
Loan	13	Hall Office Park A1/G1/G3 (34)	3,312,769	12/31/2014	5,452,963	2,913,872	2,539,091	12/31/2013	6,755,490	2,800,131	3,955,359	9.2%	8.7%	8,271,680	8,350,308	3,219,401
Property	13.01	Hall Office Park G3
Property	13.02	Hall Office Park G1
Property	13.03	Hall Office Park A1
Loan	14	UA Sheepshead Bay Theater	2,923,815	12/31/2013	3,186,331	113,669	3,072,662	12/31/2012	3,379,849	86,362	3,293,487	10.8%	10.5%	3,234,002	3,983,615	1,109,057
Loan	15	Renaissance Providence Downtown Hotel (34)	4,523,868	12/31/2014	15,145,356	10,731,925	4,413,431	12/31/2013	14,083,687	10,293,062	3,790,625	9.3%	9.3%	12,969,015	15,471,224	11,312,864
Loan	16	East Hills Industrial Portfolio	2,595,585	12/31/2014	3,313,058	924,673	2,388,386	12/31/2013	3,478,086	873,478	2,604,608	10.2%	9.2%	3,488,661	3,493,477	1,097,723
Property	16.01	210 Industrial Park Road	1,032,889	12/31/2014	1,170,916	301,441	869,475	12/31/2013	1,531,568	269,760	1,261,808			1,222,194	1,330,089	381,830
Property	16.02	401 Broad Street	431,725	12/31/2014	688,142	269,783	418,359	12/31/2013	685,773	275,660	410,113			762,193	698,017	301,479
Property	16.03	423 Walters Avenue	469,096	12/31/2014	417,658	31,982	385,676	12/31/2013	271,891	32,897	238,994			475,775	475,405	52,408
Property	16.04	303 Industrial Park Road	253,716	12/31/2014	326,781	93,915	232,866	12/31/2013	310,413	87,694	222,719			323,688	317,131	104,085
Property	16.05	136 Jaycee Drive	169,672	12/31/2014	293,393	79,147	214,246	12/31/2013	238,090	70,945	167,145			289,217	223,463	97,681
Property	16.06	395 Industrial Park Road	89,564	12/31/2014	227,791	110,103	117,688	12/31/2013	261,674	100,182	161,492			240,352	258,221	120,038
Property	16.07	934 Franklin Street	42,512	12/31/2014	61,540	19,986	41,554	12/31/2013	61,540	17,773	43,767			57,672	62,522	16,303
Property	16.08	124 Donald Lane	50,943	12/31/2014	60,000	9,080	50,920	12/31/2013	50,000	9,351	40,649			60,000	65,870	11,972
Property	16.09	388 Industrial Park Road	55,469	12/31/2014	66,837	9,236	57,601	12/31/2013	67,137	9,216	57,921			57,570	62,760	11,927
Loan	17	Riceland Pavilion	2,146,900	12/31/2014	2,754,419	605,010	2,149,409	12/31/2013	2,524,428	533,233	1,991,195	10.1%	9.6%	2,375,226	2,981,819	768,918
Loan	18	Los Arcos Apartments	2,147,217	12/31/2014	3,871,171	1,963,861	1,907,310	12/31/2013	3,403,409	1,799,540	1,603,869	9.7%	8.9%	4,486,704	4,328,422	2,317,979
Loan	19	Burlington Crossing	2,616,194	12/31/2014	3,193,412	785,904	2,407,508	12/31/2013	3,349,287	784,939	2,564,348	12.5%	11.7%	2,879,924	3,383,616	887,050
Loan	20	Jade Corporate Center	1,926,062	12/31/2014	2,199,352	1,113,707	1,085,645	12/31/2013	1,991,968	1,106,311	885,657	10.5%	9.1%	3,346,429	3,207,635	1,263,563
Loan	21	Zanker Road	3,881,566	12/31/2014	4,150,298	827,369	3,322,929	12/31/2013	4,444,053	805,374	3,638,680	16.8%	15.1%	3,882,442	3,683,238	577,414
Loan	22	Legends at Mount Pleasant	1,398,283	12/31/2014	1,911,157	605,316	1,305,841	12/31/2013	1,837,110	603,419	1,233,691	8.2%	8.0%	2,130,360	2,090,672	632,955
Loan	23	Danville Manor Shopping Center	1,017,985	12/31/2014	1,428,798	320,327	1,108,471	12/31/2013	1,303,001	309,067	993,934	11.2%	10.5%	1,503,368	1,595,839	339,002
Loan	24	Sugarcreek Plaza II	1,354,790	12/31/2014	1,879,646	569,463	1,310,183	12/31/2013	1,917,724	504,455	1,413,269	14.1%	13.3%	1,471,785	2,000,072	701,203
Loan	25	Comfort Inn Chula Vista	1,215,827									15.0%	13.3%	2,688,030	2,735,707	1,535,998
Loan	26	Shopko Madison										9.3%	8.1%	780,000	754,476	22,634
Loan	27	Mableton Village Apartments	784,740	12/31/2014	1,199,508	531,138	668,370	12/31/2013	1,177,857	501,413	676,444	10.8%	10.0%	1,276,613	1,262,397	551,263
Loan	28	Long Northville Portfolio	660,276	12/31/2014	731,930	282,420	449,510	12/31/2013	859,493	482,736	376,757	10.5%	9.7%	1,033,721	1,002,196	343,074
Property	28.01	120 West Main Street
Property	28.02	180 East Main Street
Property	28.03	190 East Main Street
Loan	29	Citrus Falls Commons	685,473	12/31/2014	780,050	233,321	546,729	12/31/2013	761,707	221,576	540,131	10.1%	9.5%	759,392	839,723	246,101
Loan	30	Independence Town Center	539,812	12/31/2014	775,236	342,237	432,999	12/31/2013	687,138	290,299	396,839	9.9%	8.8%	775,430	825,836	325,497
Loan	31	Holiday Inn Express Venice FL	714,952	12/31/2014	1,698,272	1,088,112	610,159	12/31/2013	1,612,315	1,005,217	607,098	14.6%	13.0%	1,903,361	1,915,279	1,210,942
Loan	32	Scott Oaks Plaza	518,189	12/31/2014	637,577	151,628	485,949	12/31/2013	587,953	164,728	423,225	11.8%	10.2%	524,508	655,150	172,139
Loan	33	Walgreens - Apple Valley	278,985	12/31/2014	289,000	9,722	279,278	12/31/2013	289,000	10,138	278,862	9.1%	9.1%	289,000	289,000	1,052

A-1-5

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease	Largest		Lease	2nd Largest		Lease
Flag	ID	Property Name	NOI ($)(14)	Reserves($)	TI/LC($)	NCF($)(14)	Interest (18)	Expiration (19)	Extension Terms (19)	Tenant (20)(21)(22)(23)(24)(25)	SF	Expiration	Tenant (21)(22)(24)(25)	SF	Expiration
Loan	1	787 Seventh Avenue (34)(35)	82,613,941	477,682	4,323,091	77,813,168	Fee Simple			BNP Paribas	453,706	12/31/2022	Sidley Austin LLP	342,838	05/15/2022
Loan	2	Williamsburg Premium Outlets (34)	21,124,575	156,640	991,557	19,976,379	Fee Simple			Food Lion	29,000	04/20/2020	Nike Factory Store	13,852	09/30/2020
Loan	3	Naples Grande Beach Resort (34)(36)	17,199,302			17,199,302	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Sheraton North Houston	6,948,591	826,545		6,122,046	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	5	225 Liberty Street (34)(36)	73,475,537	484,503	5,143,565	67,846,470	Leasehold	06/17/2069	None	Time Inc.	699,142	12/31/2032	Bank of America	330,755	09/30/2020
Loan	6	600 Broadway (34)	9,550,149	11,592	338,687	9,199,870	Fee Simple			Hollister Co.	30,509	05/31/2028	24 Hour Fitness	30,279	12/17/2023
Loan	7	SLS South Beach (34)	7,235,350			7,235,350	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	West Valley Corporate Center	3,811,240	51,693	590,641	3,168,905	Fee Simple			NLACRC Services LLC	93,315	03/31/2027	CRC Services LLC	42,051	06/30/2022
Loan	9	7700 Parmer (34)(36)	16,846,204	182,316	1,521,178	15,142,710	Fee Simple			eBay	214,691	09/01/2017	Oracle	179,903	09/01/2020
Loan	10	Northridge Summit	2,946,767	32,479	299,713	2,614,575	Fee Simple			Intel	95,093	10/31/2022	Turtle Beach	34,823	09/30/2020
Loan	11	Columbus Park Crossing (34)	5,903,883	127,606	399,517	5,376,761	Fee Simple/Leasehold	06/17/2036	Eight, 5-year options	Sears (Ground Lease)	141,333	04/30/2018	Carmike Cinemas (Ground Lease)	84,156	09/30/2023
Loan	12	Hagerstown Premium Outlets (34)	11,229,242	121,249	598,695	10,509,299	Fee Simple			Wolf Furniture and Outlet	66,829	05/31/2019	Nike Factory Store	13,425	07/31/2019
Loan	13	Hall Office Park A1/G1/G3 (34)	5,130,907	82,146	160,729	4,888,032	Fee Simple
Property	13.01	Hall Office Park G3					Fee Simple			Amerisource Bergen	79,795	12/01/2021	University of North Texas	36,061	06/30/2021
Property	13.02	Hall Office Park G1					Fee Simple			HCL	51,114	01/01/2022	Gateway One Lending	12,586	03/01/2020
Property	13.03	Hall Office Park A1					Fee Simple			Brown and Gay Engineers	18,344	01/01/2021	Nexius	15,884	01/01/2019
Loan	14	UA Sheepshead Bay Theater	2,874,558	15,665	77,541	2,781,353	Fee Simple			Regal Cinemas, Inc.	78,324	05/21/2017	NAP	NAP	NAP
Loan	15	Renaissance Providence Downtown Hotel (34)	4,158,360			4,158,360	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	East Hills Industrial Portfolio	2,395,754	78,789	170,168	2,146,797	Fee Simple
Property	16.01	210 Industrial Park Road	948,259	36,890	75,295	836,074	Fee Simple			Kongsberg Defense	201,330	01/31/2023	DRS Laurel Technologies	19,559	MTM
Property	16.02	401 Broad Street	396,538	9,600	20,894	366,044	Fee Simple			Community Action (Head Start Program)	35,793	06/30/2028	Senior Life	23,914	07/12/2020
Property	16.03	423 Walters Avenue	422,997	11,072	18,797	393,128	Fee Simple			Martin Baker America	58,276	04/30/2024	NAP	NAP	NAP
Property	16.04	303 Industrial Park Road	213,046	8,580	18,504	185,962	Fee Simple			Lockheed Martin	34,000	01/31/2017	Harvey’s Supply	32,000	02/28/2021
Property	16.05	136 Jaycee Drive	125,782	2,159	11,486	112,136	Fee Simple			Mihalko’s General Contracting	7,965	05/31/2020	Skills of Central PA	5,292	12/31/2019
Property	16.06	395 Industrial Park Road	138,183	7,555	14,766	115,862	Fee Simple			Verizon	18,894	06/30/2019	Johnston Controls, Inc	15,346	11/30/2025
Property	16.07	934 Franklin Street	46,219			46,219	Fee Simple			Conemaugh Valley Hospital	36,638	04/14/2025	NAP	NAP	NAP
Property	16.08	124 Donald Lane	53,898	2,261	5,928	45,709	Fee Simple			Johnstown Construction Services	11,900	12/31/2017	NAP	NAP	NAP
Property	16.09	388 Industrial Park Road	50,833	672	4,497	45,664	Fee Simple			Applied Industrial Tech, LLC	8,400	10/31/2019	NAP	NAP	NAP
Loan	17	Riceland Pavilion	2,212,901	22,205	80,780	2,109,916	Fee Simple			Office Depot	25,000	12/31/2019	Old Navy	15,000	10/31/2021
Loan	18	Los Arcos Apartments	2,010,443	154,800		1,855,643	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Burlington Crossing	2,496,566	32,437	136,802	2,327,326	Fee Simple			Ross	30,187	01/31/2021	Bed, Bath & Beyond	27,203	01/31/2021
Loan	20	Jade Corporate Center	1,944,072	26,269	230,209	1,687,594	Fee Simple			Facey Medical Foundation	38,797	06/30/2021	Jay Nolan Community Services, Inc.	12,762	12/31/2017
Loan	21	Zanker Road	3,105,824	36,000	269,727	2,800,097	Fee Simple			Advantest	116,000	07/14/2022	SEMI	64,000	05/31/2017
Loan	22	Legends at Mount Pleasant	1,457,717	35,500		1,422,217	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Danville Manor Shopping Center	1,256,837	31,014	48,370	1,177,454	Fee Simple			Burkes Outlet	35,000	01/31/2018	Goody’s	29,925	04/28/2020
Loan	24	Sugarcreek Plaza II	1,298,869	37,946	27,852	1,233,071	Fee Simple			Wal-Mart	203,735	06/14/2020	Dollar Tree	8,500	02/28/2018
Loan	25	Comfort Inn Chula Vista	1,199,709	136,785		1,062,924	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	26	Shopko Madison	731,842	9,970	85,517	636,354	Fee Simple			Shopko	99,101	12/31/2038	NAP	NAP	NAP
Loan	27	Mableton Village Apartments	711,134	52,200		658,934	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Long Northville Portfolio	659,122	7,562	42,106	609,454	Fee Simple
Property	28.01	120 West Main Street					Fee Simple			Up2Go International LLC	3,075	02/28/2021	The CFO Group	1,705	MTM
Property	28.02	180 East Main Street					Fee Simple			Raymond James & Associates, Inc.	2,820	09/30/2016	Wells Fargo Home Mortgage	2,470	12/31/2017
Property	28.03	190 East Main Street					Fee Simple			Long Mechanical	10,267	12/16/2027	Michael E. Behan, PhD.	780	07/31/2016
Loan	29	Citrus Falls Commons	593,622	6,089	30,174	557,359	Fee Simple			Grille 54 Sheldon, LLC	5,964	03/31/2021	Mellow Mushroom	5,035	08/13/2025
Loan	30	Independence Town Center	500,339	16,927	37,372	446,041	Fee Simple			Powerhouse Gym	11,476	04/30/2024	Saganos Japanese Steakhouse	10,656	04/30/2018
Loan	31	Holiday Inn Express Venice FL	704,337	76,611		627,726	Fee Simple			NAP	NAP	NAP	NAP	NAP	NAP
Loan	32	Scott Oaks Plaza	483,012	14,081	51,105	417,826	Fee Simple			Piggly Wiggly	36,000	10/31/2020	Anytime Fitness	8,640	06/30/2018
Loan	33	Walgreens - Apple Valley	287,948			287,948	Fee Simple			Walgreens	14,500	03/01/2031	NAP	NAP	NAP

A-1-6

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

														Upfront
Property			3rd Largest		Lease	4th Largest		Lease	5th Largest		Lease		Occupancy	Replacement
Flag	ID	Property Name	Tenant (22)(24)(25)	SF	Expiration	Tenant (21)(24)(25)	SF	Expiration	Tenant (22)(24)(25)	SF	Expiration	Occupancy (4)	As-of Date	Reserves ($)(27)
Loan	1	787 Seventh Avenue (34)(35)	Willkie Farr & Gallagher LLP	324,133	08/31/2027	Stifel Nicolaus & Company, Incorporated	214,706	11/30/2026	UBS AG, New York Branch	152,084	12/31/2025	98.3%	01/31/2016
Loan	2	Williamsburg Premium Outlets (34)	Polo Ralph Lauren	12,538	08/31/2018	Coach	10,000	01/31/2024	The North Face	9,492	11/30/2022	95.2%	12/10/2015
Loan	3	Naples Grande Beach Resort (34)(36)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.6%	12/31/2015
Loan	4	Sheraton North Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.8%	12/31/2015
Loan	5	225 Liberty Street (34)(36)	The Bank of New York Mellon	324,818	12/31/2034	OFI Global Asset Management	291,129	09/30/2028	Hudson’s Bay Company	232,950	12/31/2032	93.5%	01/31/2016
Loan	6	600 Broadway (34)	Abercrombie	8,246	05/31/2028	Gilly Hicks	8,246	05/31/2028	Omnipoint	NAP	12/31/2018	100.0%	12/01/2015
Loan	7	SLS South Beach (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.6%	12/31/2015
Loan	8	West Valley Corporate Center	JP Morgan Chase Bank	37,187	04/30/2017	Ace American Insurance Company	27,184	05/31/2018	Mandarich Law Group LLP	15,233	MTM	87.8%	12/31/2015
Loan	9	7700 Parmer (34)(36)	Electronic Arts Inc.	175,468	08/01/2026	Google	123,802	08/01/2022	Polycom, Inc.	88,787	08/01/2021	94.0%	12/01/2015	15,193
Loan	10	Northridge Summit	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/04/2016	300,000
Loan	11	Columbus Park Crossing (34)	Toys-R-Us (Ground Lease)	49,000	01/31/2018	Haverty’s	32,899	09/30/2020	Ross Dress for Less	30,125	01/31/2018	100.0%	11/09/2015
Loan	12	Hagerstown Premium Outlets (34)	Reebok Outlet	9,911	07/31/2018	Under Armour	9,532	07/31/2023	Dress Barn	8,978	12/31/2018	89.7%	07/31/2015
Loan	13	Hall Office Park A1/G1/G3 (34)										91.1%	01/05/2016
Property	13.01	Hall Office Park G3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	01/05/2016
Property	13.02	Hall Office Park G1	Hall Fitness Facility	8,056	04/01/2018	E & J Gallo Winery	6,917	04/01/2017	XPO Energy	4,322	01/01/2018	86.7%	01/05/2016
Property	13.03	Hall Office Park A1	HOP Executive Suites	9,923	01/31/2023	Novus Health Services	9,537	05/01/2019	Greatbatch	9,241	11/01/2017	85.8%	01/05/2016
Loan	14	UA Sheepshead Bay Theater	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/06/2016
Loan	15	Renaissance Providence Downtown Hotel (34)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.5%	01/31/2016
Loan	16	East Hills Industrial Portfolio										90.8%	Various
Property	16.01	210 Industrial Park Road	Gallagher and Company	8,536	10/31/2028	Cambria Rowe Business College	7,337	09/01/2024	NAP	NAP	NAP	96.6%	12/15/2015
Property	16.02	401 Broad Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.6%	12/15/2015
Property	16.03	423 Walters Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/06/2016
Property	16.04	303 Industrial Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/15/2015
Property	16.05	136 Jaycee Drive	Richland Academy	4,720	07/31/2018	Lighthouse Medical	4,429	04/15/2016	Area 56	2,580	MTM	74.5%	12/15/2015
Property	16.06	395 Industrial Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	71.8%	12/15/2015
Property	16.07	934 Franklin Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	16.08	124 Donald Lane	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/06/2016
Property	16.09	388 Industrial Park Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/06/2016
Loan	17	Riceland Pavilion	Petco	15,000	11/30/2018	Specs Liquor	9,000	06/30/2025	Hibbett Sporting Goods, Inc	7,254	10/31/2023	100.0%	01/13/2016
Loan	18	Los Arcos Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.6%	12/16/2015	500,000
Loan	19	Burlington Crossing	Petsmart	22,693	01/31/2020	Best Buy	20,048	01/31/2020	Old Navy	14,845	02/29/2020	96.7%	03/08/2016
Loan	20	Jade Corporate Center	Champion Medical Solutions Inc.	9,086	11/30/2019	XYTech Systems Corporation	9,068	08/31/2017	State of California (DMV)	3,657	05/31/2017	86.9%	10/28/2015
Loan	21	Zanker Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/16/2015
Loan	22	Legends at Mount Pleasant	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.2%	12/22/2015	2,958
Loan	23	Danville Manor Shopping Center	J.C. Penney	24,393	11/30/2017	Eastern Kentucky University	18,950	06/30/2016	Planet Fitness	15,315	12/31/2025	96.7%	01/01/2016
Loan	24	Sugarcreek Plaza II	Buffalo Wild Wings	6,300	11/30/2020	Jack’s Aquarium	5,088	12/31/2018	Murphy’s Irish Pub and Grille	4,058	09/30/2021	98.8%	01/31/2016
Loan	25	Comfort Inn Chula Vista	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.6%	11/30/2015
Loan	26	Shopko Madison	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/06/2016
Loan	27	Mableton Village Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.4%	12/16/2015	100,000
Loan	28	Long Northville Portfolio										95.1%	12/16/2015
Property	28.01	120 West Main Street	Starring the Gallery	1,700	11/30/2017	Stefana Boutique, LLC	1,350	04/30/2016	Nicolette Interiors, LLC	1,250	08/31/2020	100.0%	12/16/2015
Property	28.02	180 East Main Street	Michael P. Berman, P.C.	2,325	06/30/2018	Golden Pair, Inc.	2,280	04/30/2016	The Arbor Consulting Group	2,260	05/31/2016	84.7%	12/16/2015
Property	28.03	190 East Main Street	Wolter & Associates	480	MTM	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/16/2015
Loan	29	Citrus Falls Commons	Jem’s Natural Living (Jems Movement Inc)	2,400	06/30/2016	Tan Utopia (Mary Jane Porter)	2,206	MTM	V&T Pharmacy (LE VT Inc)	1,775	01/31/2019	100.0%	12/29/2015
Loan	30	Independence Town Center	Dollar Tree	8,555	07/31/2018	Chamberlain Auction	5,000	01/31/2020	Hamlin Pub	4,000	02/28/2017	95.6%	12/28/2015
Loan	31	Holiday Inn Express Venice FL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	70.0%	09/30/2015
Loan	32	Scott Oaks Plaza	Rightway Home Furnishings	7,500	06/30/2017	Azul Tequila Mexican Restaurant	3,000	04/30/2018	Rachelle Bumpus	3,000	08/31/2018	100.0%	12/28/2015
Loan	33	Walgreens - Apple Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	04/06/2016

A-1-7

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly
Property			Replacement
Flag	ID	Property Name	Reserves ($)(28)(29)
Loan	1	787 Seventh Avenue (34)(35)	Springing
Loan	2	Williamsburg Premium Outlets (34)	Springing
Loan	3	Naples Grande Beach Resort (34)(36)	4.0% of gross revenues for the calendar month which occurred two months prior
Loan	4	Sheraton North Houston	The greater of (i) 4.0% of prior month’s rent, (ii) the then-current amount required by the management agreement and (iii) the then-current amount required by the franchise agreement
Loan	5	225 Liberty Street (34)(36)	Springing
Loan	6	600 Broadway (34)	1,093
Loan	7	SLS South Beach (34)	Springing
Loan	8	West Valley Corporate Center	4,092
Loan	9	7700 Parmer (34)(36)	15,193
Loan	10	Northridge Summit	2,707
Loan	11	Columbus Park Crossing (34)	10,634
Loan	12	Hagerstown Premium Outlets (34)	Springing
Loan	13	Hall Office Park A1/G1/G3 (34)	6,845
Property	13.01	Hall Office Park G3
Property	13.02	Hall Office Park G1
Property	13.03	Hall Office Park A1
Loan	14	UA Sheepshead Bay Theater	Springing
Loan	15	Renaissance Providence Downtown Hotel (34)	4.0% of gross revenues for the calendar month which occurred two months prior
Loan	16	East Hills Industrial Portfolio	6,566
Property	16.01	210 Industrial Park Road
Property	16.02	401 Broad Street
Property	16.03	423 Walters Avenue
Property	16.04	303 Industrial Park Road
Property	16.05	136 Jaycee Drive
Property	16.06	395 Industrial Park Road
Property	16.07	934 Franklin Street
Property	16.08	124 Donald Lane
Property	16.09	388 Industrial Park Road
Loan	17	Riceland Pavilion	2,467
Loan	18	Los Arcos Apartments	12,900
Loan	19	Burlington Crossing	2,703
Loan	20	Jade Corporate Center	2,189
Loan	21	Zanker Road	Springing
Loan	22	Legends at Mount Pleasant	2,958
Loan	23	Danville Manor Shopping Center	3,446
Loan	24	Sugarcreek Plaza II	3,162
Loan	25	Comfort Inn Chula Vista	The greater of (i) 4.0% of prior month’s gross revenues, 5.0% of prior month’s gross revenues from and after year six of the loan term, (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	26	Shopko Madison
Loan	27	Mableton Village Apartments	4,350
Loan	28	Long Northville Portfolio	630
Property	28.01	120 West Main Street
Property	28.02	180 East Main Street
Property	28.03	190 East Main Street
Loan	29	Citrus Falls Commons	507
Loan	30	Independence Town Center	1,411
Loan	31	Holiday Inn Express Venice FL	The greater of (i) 4.0% of prior month’s gross revenues and (ii) any amount required under Management Agreement or Franchise Agreement for FF&E Work
Loan	32	Scott Oaks Plaza	1,173
Loan	33	Walgreens - Apple Valley	Springing

A-1-8

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

							Upfront	Monthly	Upfront
Property			Upfront TI/LC	Monthly TI/LC	Upfront Tax	Monthly Tax	Insurance	Insurance	Engineering	Upfront Other	Monthly Other
Flag	ID	Property Name	Reserves ($)(27)	Reserves ($)(28)(29)	Reserves ($)(27)	Reserves ($)(28)(29)	Reserves ($)(27)	Reserves ($)(28)(29)	Reserve ($)(27)	Reserves ($)(27)	Reserves ($)(28)(29)(30)(31)
Loan	1	787 Seventh Avenue (34)(35)	19,542,565	Springing		Springing		Springing		30,565,388	Springing
Loan	2	Williamsburg Premium Outlets (34)		Springing		Springing		Springing
Loan	3	Naples Grande Beach Resort (34)(36)			182,282	94,939	12,758	4,253			Springing
Loan	4	Sheraton North Houston			233,976	77,992		Springing			Springing
Loan	5	225 Liberty Street (34)(36)				Springing		Springing		80,810,295	Springing
Loan	6	600 Broadway (34)		7,288	259,197	259,197		Springing		5,000,000	Springing
Loan	7	SLS South Beach (34)				Springing	35,585	1,947
Loan	8	West Valley Corporate Center		49,220	103,353	34,451		Springing	28,175	13,293,037	Springing
Loan	9	7700 Parmer (34)(36)	151,930	151,930	460,700	460,699		14,761		23,584,004	Springing
Loan	10	Northridge Summit	570,558	13,533		21,735		Springing		160,673	Springing
Loan	11	Columbus Park Crossing (34)		26,585	95,633	47,816		Springing		58,590	Springing
Loan	12	Hagerstown Premium Outlets (34)		Springing		Springing		Springing
Loan	13	Hall Office Park A1/G1/G3 (34)	1,355,177	34,227		97,337		Springing		2,842,374	Springing
Property	13.01	Hall Office Park G3
Property	13.02	Hall Office Park G1
Property	13.03	Hall Office Park A1
Loan	14	UA Sheepshead Bay Theater		6,520		Springing		Springing		190,648	Springing
Loan	15	Renaissance Providence Downtown Hotel (34)			88,149	35,081		Springing		730,504	Springing
Loan	16	East Hills Industrial Portfolio		17,598	192,003	38,401	18,641	9,321	94,713	40,000	Springing
Property	16.01	210 Industrial Park Road
Property	16.02	401 Broad Street
Property	16.03	423 Walters Avenue
Property	16.04	303 Industrial Park Road
Property	16.05	136 Jaycee Drive
Property	16.06	395 Industrial Park Road
Property	16.07	934 Franklin Street
Property	16.08	124 Donald Lane
Property	16.09	388 Industrial Park Road
Loan	17	Riceland Pavilion	900,000	Springing	93,819	31,273	16,602	8,301	9,625
Loan	18	Los Arcos Apartments				30,320		Springing	11,813
Loan	19	Burlington Crossing		10,812		28,124	70,000	7,900			Springing
Loan	20	Jade Corporate Center	335,338	19,140	56,957	18,986		Springing		76,823	Springing
Loan	21	Zanker Road		Springing	88,266	22,066	52,884	7,555	18,750	670,000	20,000
Loan	22	Legends at Mount Pleasant			14,967	14,967	5,359	487	1,400	87,984	25,466
Loan	23	Danville Manor Shopping Center	400,000	7,083	12,810	6,405		Springing	26,400	376,367	Springing
Loan	24	Sugarcreek Plaza II	800,000	4,167	144,838	33,785	12,629	501	51,966		Springing
Loan	25	Comfort Inn Chula Vista			4,747	4,747	2,628	1,314	625		Springing
Loan	26	Shopko Madison				Springing		Springing	134,275		Springing
Loan	27	Mableton Village Apartments			16,682	4,171	13,664	3,416	35,875
Loan	28	Long Northville Portfolio	125,000	3,707	28,403	12,803		Springing		113,420
Property	28.01	120 West Main Street
Property	28.02	180 East Main Street
Property	28.03	190 East Main Street
Loan	29	Citrus Falls Commons	330,930	Springing	16,867	8,434	10,860	3,414	6,250	21,005
Loan	30	Independence Town Center		3,114	38,012	8,856		Springing	18,750	625	Springing
Loan	31	Holiday Inn Express Venice FL			20,534	5,134	7,844	3,922		1,205,000	Springing
Loan	32	Scott Oaks Plaza	4,259	4,259	4,954	2,477		Springing	8,750		Springing
Loan	33	Walgreens - Apple Valley				Springing		Springing			Springing

A-1-9

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Other
Property			Reserves
Flag	ID	Property Name	Description (29)(30)(31)
Loan	1	787 Seventh Avenue (34)(35)	Prepaid Rent Reserve (Upfront: 29,427,304); Rent Support Reserve (Upfront: 1,138,085); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	2	Williamsburg Premium Outlets (34)
Loan	3	Naples Grande Beach Resort (34)(36)	Seasonality Reserve (Springing Monthly: Excess Cash Flow)
Loan	4	Sheraton North Houston	Window Expenditure Reserve (Monthly: Springing); PIP Reserve (Monthly: Springing)
Loan	5	225 Liberty Street (34)(36)	Free Rent Reserve (Upfront: 80,810,295); Master Retail Lease Reserve (Monthly: Springing); Ground Rent (Monthly: Springing)
Loan	6	600 Broadway (34)	A&F Credit Reserve (Upfront: 5,000,000); A&F Leasing Reserve (Springing: 3,500,000)
Loan	7	SLS South Beach (34)
Loan	8	West Valley Corporate Center	NLACRC Lease Reserve (Upfront: 13,021,316); Chase Rent Overage Reserve (Upfront: 178,599); Free Rent Reserve (Upfront: 93,122); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	9	7700 Parmer (34)(36)	Outstanding TI Reserve (Upfront: 19,803,193); Free Rent Reserve (Upfront: 3,780,811); eBay Reserve (Monthly: Excess Cash Flow, Future one-time deposit: Termination Deposit)
Loan	10	Northridge Summit	Free Rent Reserve (Upfront: 160,673); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	11	Columbus Park Crossing (34)	Ground Rent Reserve (Upfront: 58,590; Springing Monthly: Ground Rent Funds)
Loan	12	Hagerstown Premium Outlets (34)
Loan	13	Hall Office Park A1/G1/G3 (34)	HCL Expansion Holdback (Upfront: 2,500,000); Free Rent Reserve (Upfront: 342,374); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Property	13.01	Hall Office Park G3
Property	13.02	Hall Office Park G1
Property	13.03	Hall Office Park A1
Loan	14	UA Sheepshead Bay Theater	Prepaid Rent Reserve (Upfront: 190,648); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Go-Dark Reserve (Future one-time deposit: Springing)
Loan	15	Renaissance Providence Downtown Hotel (34)	PIP Reserve (Upfront: 705,504, Monthly: Springing); Environmental Reserve (Upfront: 25,000)
Loan	16	East Hills Industrial Portfolio	Environmental Reserve (Upfront: 40,000); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Property	16.01	210 Industrial Park Road
Property	16.02	401 Broad Street
Property	16.03	423 Walters Avenue
Property	16.04	303 Industrial Park Road
Property	16.05	136 Jaycee Drive
Property	16.06	395 Industrial Park Road
Property	16.07	934 Franklin Street
Property	16.08	124 Donald Lane
Property	16.09	388 Industrial Park Road
Loan	17	Riceland Pavilion
Loan	18	Los Arcos Apartments
Loan	19	Burlington Crossing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	20	Jade Corporate Center	Free Rent Reserve (Upfront: 76,823); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	21	Zanker Road	SEMI Note Reserve (Upfront: 650,000); SEMI Required Renovation Reserve (Upfront: 20,000, Monthly: 20,000); Special Lease Rollover Reserve (Monthly: Springing)
Loan	22	Legends at Mount Pleasant	Common Charges (Upfront: 87,984; Monthly: 25,466)
Loan	23	Danville Manor Shopping Center	Free Rent Reserve (Upfront: 102,100); Lease Sweep Lease Reserve (Monthly Springing: Excess Cash Flow); Supplemental Rollover Reserve (Upfront: 274,267)
Loan	24	Sugarcreek Plaza II	Roof & Repair Capital Expenditure Reserve (Monthly: Springing); Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	25	Comfort Inn Chula Vista	PIP Reserve (Monthly: Springing)
Loan	26	Shopko Madison	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	27	Mableton Village Apartments
Loan	28	Long Northville Portfolio	Environmental Reserve (Upfront: 113,420)
Property	28.01	120 West Main Street
Property	28.02	180 East Main Street
Property	28.03	190 East Main Street
Loan	29	Citrus Falls Commons	Free Rent Reserve (Upfront: 21,005)
Loan	30	Independence Town Center	Environmental Reserve (Upfront: 625); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	31	Holiday Inn Express Venice FL	PIP Reserve (Upfront: 1,100,000, Monthly: Springing); Seasonal Working Capital Reserve (Upfront: 105,000; Monthly: Springing)
Loan	32	Scott Oaks Plaza	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	33	Walgreens - Apple Valley	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)

A-1-10

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental
Property			Report	Engineering	Loan
Flag	ID	Property Name	Date (32)	Report Date	Purpose	Sponsor (26)
Loan	1	787 Seventh Avenue (34)(35)	12/02/2015	01/13/2016	Acquisition	Fifth Street Properties, LLC
Loan	2	Williamsburg Premium Outlets (34)	12/11/2015	12/11/2015	Refinance	Simon Property Group, L.P.
Loan	3	Naples Grande Beach Resort (34)(36)	11/19/2015	11/20/2015	Refinance	Northwood Real Estate Partners LP; Northwood Real Estate Co-Investors LP; Northwood Real Estate Partners TE (Hotel AIV) LP; Northwood Real Estate Co-Investors TE (Hotel AIV) LP
Loan	4	Sheraton North Houston	12/10/2015	12/09/2015	Acquisition	National Hotel Investor, LLC
Loan	5	225 Liberty Street (34)(36)	10/26/2015	10/21/2015	Refinance	Brookfield Financial Properties, L.P.
Loan	6	600 Broadway (34)	09/17/2015	09/14/2015	Refinance	Stanley Cayre; Stanley Chera; Harry Adjmi
Loan	7	SLS South Beach (34)	01/11/2016	02/05/2016	Acquisition	GoldenPeaks Capital
Loan	8	West Valley Corporate Center	02/16/2016	02/16/2016	Refinance	Benjamin Nazarian; Neil Kadisha
Loan	9	7700 Parmer (34)(36)	11/27/2015	11/19/2015	Acquisition	Accesso Partners, LLC
Loan	10	Northridge Summit	12/30/2015	01/06/2016	Acquisition	JNT REIF, LLC; Paul G. Kerr
Loan	11	Columbus Park Crossing (34)	07/31/2015	07/31/2015	Refinance	Allan V. Rose
Loan	12	Hagerstown Premium Outlets (34)	12/11/2015	12/11/2015	Refinance	Simon Property Group, L.P.
Loan	13	Hall Office Park A1/G1/G3 (34)			Refinance	Hall Phoenix/Inwood Ltd.
Property	13.01	Hall Office Park G3	12/21/2015	12/21/2015
Property	13.02	Hall Office Park G1	12/21/2015	12/21/2015
Property	13.03	Hall Office Park A1	12/21/2015	12/21/2015
Loan	14	UA Sheepshead Bay Theater	12/14/2015	12/11/2015	Refinance	Joseph Nakash
Loan	15	Renaissance Providence Downtown Hotel (34)	01/04/2016	12/31/2015	Refinance	TH Investment Holdings II, LLC
Loan	16	East Hills Industrial Portfolio			Refinance	James Brumbaugh; Louis Mihalko
Property	16.01	210 Industrial Park Road	08/27/2015	08/27/2015
Property	16.02	401 Broad Street	08/27/2015	08/27/2015
Property	16.03	423 Walters Avenue	08/25/2015	08/27/2015
Property	16.04	303 Industrial Park Road	08/27/2015	08/31/2015
Property	16.05	136 Jaycee Drive	08/24/2015	08/27/2015
Property	16.06	395 Industrial Park Road	08/27/2015	08/27/2015
Property	16.07	934 Franklin Street	08/27/2015	NAP
Property	16.08	124 Donald Lane	08/27/2015	08/27/2015
Property	16.09	388 Industrial Park Road	08/27/2015	08/27/2015
Loan	17	Riceland Pavilion	10/16/2015	10/16/2015	Acquisition	Mordecai Schireson
Loan	18	Los Arcos Apartments	01/15/2016	01/15/2016	Refinance	Shyam H. Hingorani
Loan	19	Burlington Crossing	01/13/2016	01/13/2016	Refinance	Paul C. Lester
Loan	20	Jade Corporate Center	08/24/2015	08/24/2015	Refinance	Benjamin Nazarian; Neil Kadisha
Loan	21	Zanker Road	08/07/2015	12/21/2015	Refinance	Stephen B. Sahadi
Loan	22	Legends at Mount Pleasant	11/09/2015	11/09/2015	Acquisition	Drake Capital, LLC; William M. McClatchey, Jr.
Loan	23	Danville Manor Shopping Center	12/11/2015	12/11/2015	Refinance	Brian C. Wood
Loan	24	Sugarcreek Plaza II	01/04/2016	12/23/2015	Refinance	Janet Tuttle; Alexander Hurley; Tatiana Papock Hamrick
Loan	25	Comfort Inn Chula Vista	01/21/2016	12/28/2015	Refinance	Suresh Patel
Loan	26	Shopko Madison	11/06/2015	11/03/2015	Acquisition	Michael K. Federman
Loan	27	Mableton Village Apartments	11/20/2015	11/19/2015	Refinance	Humphrey Garland
Loan	28	Long Northville Portfolio			Refinance	James R. Long; Allison Long
Property	28.01	120 West Main Street	11/23/2015	11/23/2015
Property	28.02	180 East Main Street	11/23/2015	11/23/2015
Property	28.03	190 East Main Street	11/23/2015	11/23/2015
Loan	29	Citrus Falls Commons	12/11/2015	12/11/2015	Refinance	John Doyle
Loan	30	Independence Town Center	08/03/2015	07/31/2015	Refinance	Arkan Jonna; Laith Jonna; Namer Jonna
Loan	31	Holiday Inn Express Venice FL	11/16/2015	11/16/2015	Acquisition	Dipak K. Patidar
Loan	32	Scott Oaks Plaza	12/08/2015	12/08/2015	Acquisition	Hardam S. Azad; Harmeet Bains
Loan	33	Walgreens - Apple Valley	09/30/2015	09/30/2015	Refinance	Michael D. Gorge

A-1-11

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Existing
Property					Additional Debt
Flag	ID	Property Name	Guarantor (33)	Previous Securitization	Amount
Loan	1	787 Seventh Avenue (34)(35)	Fifth Street Properties, LLC		920,000,000
Loan	2	Williamsburg Premium Outlets (34)	Simon Property Group, L.P.	WBCMT 2006-C26; WBCMT 2006-C27; RREF 2007-1A	115,000,000
Loan	3	Naples Grande Beach Resort (34)(36)	Northwood Real Estate Partners LP; Northwood Real Estate Co-Investors LP; Northwood Real Estate Partners TE (Hotel AIV) LP; Northwood Real Estate Co-Investors TE (Hotel AIV) LP	WBCMT 2006-WL7A	105,000,000
Loan	4	Sheraton North Houston	National Hotel Investor, LLC
Loan	5	225 Liberty Street (34)(36)	Brookfield Financial Properties, L.P.		859,500,000
Loan	6	600 Broadway (34)	Stanley Cayre; Stanley Chera; Harry Adjmi		80,000,000
Loan	7	SLS South Beach (34)	NAP		33,750,000
Loan	8	West Valley Corporate Center	Benjamin Nazarian; Neil Kadisha
Loan	9	7700 Parmer (34)(36)	Accesso Investment Properties V (US), LLLP; Accesso Investment Properties V, LLLP		145,000,000
Loan	10	Northridge Summit	JNT REIF, LLC; Paul G. Kerr
Loan	11	Columbus Park Crossing (34)	Allan V. Rose	BACM 2007-4	40,000,000
Loan	12	Hagerstown Premium Outlets (34)	Simon Property Group, L.P.	WBCMT 2006-C26; WBCMT 2006-C27; RREF 2007-1A	47,000,000
Loan	13	Hall Office Park A1/G1/G3 (34)	Hall Phoenix/Inwood Ltd.		27,900,000
Property	13.01	Hall Office Park G3
Property	13.02	Hall Office Park G1
Property	13.03	Hall Office Park A1
Loan	14	UA Sheepshead Bay Theater	Joseph Nakash	CSMC 2006-C3
Loan	15	Renaissance Providence Downtown Hotel (34)	TH Investment Holdings II, LLC	JPMCC 2014-FL5	19,978,747
Loan	16	East Hills Industrial Portfolio	James Brumbaugh; Louis Mihalko
Property	16.01	210 Industrial Park Road
Property	16.02	401 Broad Street
Property	16.03	423 Walters Avenue
Property	16.04	303 Industrial Park Road
Property	16.05	136 Jaycee Drive
Property	16.06	395 Industrial Park Road
Property	16.07	934 Franklin Street
Property	16.08	124 Donald Lane
Property	16.09	388 Industrial Park Road
Loan	17	Riceland Pavilion	Mordecai Schireson
Loan	18	Los Arcos Apartments	Shyam H. Hingorani
Loan	19	Burlington Crossing	Paul C. Lester
Loan	20	Jade Corporate Center	Benjamin Nazarian; Neil Kadisha
Loan	21	Zanker Road	Stephen B. Sahadi
Loan	22	Legends at Mount Pleasant	Drake Capital, LLC; William M. McClatchey, Jr.
Loan	23	Danville Manor Shopping Center	Brian C. Wood	JPMCC 2006-LDP6
Loan	24	Sugarcreek Plaza II	Janet Tuttle; Alexander Hurley; Tatiana Papock Hamrick
Loan	25	Comfort Inn Chula Vista	Suresh Patel
Loan	26	Shopko Madison	Michael K. Federman	CWCI 2006-C1; CD 2006-CD3; CGCMT 2006-C4
Loan	27	Mableton Village Apartments	Humphrey Garland
Loan	28	Long Northville Portfolio	James R. Long; Allison Long
Property	28.01	120 West Main Street
Property	28.02	180 East Main Street
Property	28.03	190 East Main Street
Loan	29	Citrus Falls Commons	John Doyle	CSMC 2006-C2
Loan	30	Independence Town Center	Arkan Jonna; Laith Jonna; Namer Jonna
Loan	31	Holiday Inn Express Venice FL	Dipak K. Patidar
Loan	32	Scott Oaks Plaza	Hardam S. Azad; Harmeet Bains
Loan	33	Walgreens - Apple Valley	Michael D. Gorge	JPMCC 2006-LDP7

A-1-12

DBJPM 2016-C1

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

				Future Debt
Property				Permitted
Flag	ID	Property Name	Existing Additional Debt Description	Type
Loan	1	787 Seventh Avenue (34)(35)	$486,000,000 Pari Passu Debt; $214,000,000 Subordinate Secured Debt; $220,000,000 Mezzanine Debt	NAP
Loan	2	Williamsburg Premium Outlets (34)	Pari Passu Debt	NAP
Loan	3	Naples Grande Beach Resort (34)(36)	Pari Passu Debt	Mezzanine
Loan	4	Sheraton North Houston	None	NAP
Loan	5	225 Liberty Street (34)(36)	$418,500,000 Pari Passu Debt; $441,000,000 Subordinate Secured Debt	Mezzanine
Loan	6	600 Broadway (34)	Pari Passu Debt	NAP
Loan	7	SLS South Beach (34)	Pari Passu Debt	NAP
Loan	8	West Valley Corporate Center	None	Unsecured Subordinate Debt
Loan	9	7700 Parmer (34)(36)	Pari Passu Debt	Mezzanine
Loan	10	Northridge Summit	None	NAP
Loan	11	Columbus Park Crossing (34)	Pari Passu Debt	NAP
Loan	12	Hagerstown Premium Outlets (34)	Pari Passu Debt	NAP
Loan	13	Hall Office Park A1/G1/G3 (34)	Pari Passu Debt	NAP
Property	13.01	Hall Office Park G3
Property	13.02	Hall Office Park G1
Property	13.03	Hall Office Park A1
Loan	14	UA Sheepshead Bay Theater	None	NAP
Loan	15	Renaissance Providence Downtown Hotel (34)	Pari Passu Debt	NAP
Loan	16	East Hills Industrial Portfolio	None	NAP
Property	16.01	210 Industrial Park Road
Property	16.02	401 Broad Street
Property	16.03	423 Walters Avenue
Property	16.04	303 Industrial Park Road
Property	16.05	136 Jaycee Drive
Property	16.06	395 Industrial Park Road
Property	16.07	934 Franklin Street
Property	16.08	124 Donald Lane
Property	16.09	388 Industrial Park Road
Loan	17	Riceland Pavilion	None	NAP
Loan	18	Los Arcos Apartments	None	NAP
Loan	19	Burlington Crossing	None	NAP
Loan	20	Jade Corporate Center	None	Unsecured Subordinate Debt
Loan	21	Zanker Road	None	NAP
Loan	22	Legends at Mount Pleasant	None	NAP
Loan	23	Danville Manor Shopping Center	None	NAP
Loan	24	Sugarcreek Plaza II	None	NAP
Loan	25	Comfort Inn Chula Vista	None	NAP
Loan	26	Shopko Madison	None	NAP
Loan	27	Mableton Village Apartments	None	NAP
Loan	28	Long Northville Portfolio	None	NAP
Property	28.01	120 West Main Street
Property	28.02	180 East Main Street
Property	28.03	190 East Main Street
Loan	29	Citrus Falls Commons	None	NAP
Loan	30	Independence Town Center	None	NAP
Loan	31	Holiday Inn Express Venice FL	None	NAP
Loan	32	Scott Oaks Plaza	None	NAP
Loan	33	Walgreens - Apple Valley	None	NAP

A-1-13

FOOTNOTES TO ANNEX A-1

(1)	GACC—German American Capital Corporation or one of its affiliates; JPMCB—JPMorgan Chase Bank, National Association or one of its affiliates.

(2)	Loan No. 1 – 787 Seventh Avenue – The Original Balance ($) and Cut-off Date Balance ($) of $80.0 million represent the non-controlling Note A-7 of a $780.0 million whole loan evidenced by eight senior pari passu notes and one junior note. The pari passu companion loans are the senior controlling Note A-1, senior non-controlling Note A-2, senior non-controlling Note A-3, senior non-controlling Note A-4, senior non-controlling Note A-5 and senior non-controlling Note A-6, in the aggregate original principal amount of $426.0 million, which together with the non-controlling junior Note B with an original principal balance of $214.0 million, were included in the COMM 2016-787S mortgage trust, and the senior non-controlling Note A-8 in the original principal amount of $60.0 million, which is currently held by GACC or an affiliate.

Loan No. 2 – Williamsburg Premium Outlets – The Original Balance ($) and Cut-off Date Balance ($) of $70.0 million represent the aggregate balance of the controlling Note A-1 in the original principal amount of $40.0 million and the non-controlling Note A-6 in the original principal amount of $30.0 million of a $185.0 million whole loan evidenced by six pari passu notes. The pari passu companion loans are the non-controlling Note A-3 in the original principal amount of $25.0 million, the non-controlling Note A-4 in the original principal amount of $25.0 million, which were included in the COMM 2016-DC2 mortgage trust, the non-controlling Note A-2 in the original principal amount of $40.0 million and the non-controlling Note A-5 in the original principal amount of $25.0 million, which are held by GACC or an affiliate.

Loan No. 3 – Naples Grande Beach Resort – The Original Balance ($) and Cut-off Date Balance ($) of $60.0 million represent the non-controlling Note A-2 of a $165.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the controlling Note A-1 in the original principal amount of $70.0 million, which was included in the JPMBB 2016-C1 securitization, and the non-controlling Note A-3 in the original principal amount of $35.0 million, which is currently held by JPMCB.

Loan No. 5 – 225 Liberty Street – The Original Balance ($) and Cut-off Date Balance ($) of $40.5 million represent the non-controlling Note A-1E of a $900.0 million whole loan evidenced by six pari passu notes and three subordinate companion notes. The pari passu companion loans are the controlling Note A-1A in the original principal amount of $143.1 million, the non-controlling Note A-1B in the original principal amount of $97.2 million, and the non-controlling Note A-1C in the original principal amount of $97.2 million along with the non-controlling junior Note A-2A in the original principal amount of $176.4 million, the non-controlling junior Note A-2B in the original principal amount of $132.3 million, and the non-controlling junior Note A-2C in the original principal amount of $132.3 million which were included in the 225 Liberty Street Trust 2016-225L mortgage trust, the non-controlling Note A-1D in the original principal amount of $40.5 million, which is held by Citigroup Global Markets Realty Corp. or an affiliate and is expected to be contributed to the CGCMT 2016-P3 mortgage trust, and the non-controlling Note A-1F in the original principal amount of $40.5 million, which is held by Wells Fargo Bank, National Association or an affiliate and is expected to be contributed to the WFCM 2016-C33 mortgage trust.

Loan No. 6 – 600 Broadway – The Original Balance ($) and Cut-off Date Balance ($) of $40.0 million represent the aggregate original principal balance of the controlling Note A-4 in the original principal amount of $20.0 million, the non-controlling Note A-5-1 in the original principal amount of $10.0 million, and the non-controlling Note A-5-2 in the original principal amount of $10.0 million, of a $120.0 million whole loan evidenced by eight pari passu notes. The pari passu companion loans are the non-controlling Note A-1 in the original principal amount of $20.0 million, the non-controlling Note A-2-1 in the original principal amount of $10.0 million and the non-controlling Note A-3, in the original principal amount of $20.0 million, which are expected to be included in

A-1-14

the CGCMT 2016-P3 mortgage trust, and the non-controlling Note A-2-2 in the original principal amount of $10.0 million which is held by The Bank of New York Mellon or an affiliate and the non-controlling Note A-6 in the original principal amount of $20.0 million, which is held by GACC or an affiliate (and may be sold to The Bank of New York Mellon or an affiliate).

Loan No. 7 – SLS South Beach – The Original Balance ($) and Cut-off Date Balance ($) of $35.0 million represent the controlling Note A-1 of a $68.75 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $33.75 million, which is currently held by JPMCB.

Loan No. 9 – 7700 Parmer – The Original Balance ($) and Cut-off Date Balance ($) of $32.0 million represent the non-controlling Note A-3 of a $177.0 million whole loan evidenced by three pari passu notes. The pari passu companion loans are the controlling Note A-1 in the original principal amount of $75.0 million, which was included in the JPMCC 2015-JP1 securitization, and the non-controlling Note A-2 in the original principal amount of $70.0 million, which was included in the JPMBB 2016-C1 securitization.

Loan No. 11 – Columbus Park Crossing – The Original Balance ($) and Cut-off Date Balance ($) of $30.5 million represent the non-controlling Note A-2 of a $70.5 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the controlling Note A-1 in the original principal amount of $40.0 million, which was included in the COMM 2016-DC2 securitization.

Loan No. 12 – Hagerstown Premium Outlets – The Original Balance ($) and Cut-off Date Balance ($) of $30.0 million represent the non-controlling Note A-1 of a $77.0 million whole loan evidenced by four pari passu notes. The pari passu companion loans are the controlling Note A-2 in the original principal amount of $15.0 million and the non-controlling Note A-3 in the original principal amount of $20.0 million and non-controlling Note A-4 in the original principal amount of $12.0 million, which are all currently held by GACC or an affiliate.

Loan No. 13 – Hall Office Park A1/G1/G3 – The Original Balance ($) and Cut-off Date Balance ($) of $28.0 million represents the controlling Note A-1 of a $55.9 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $27.9 million, which is currently held by GACC or an affiliate.

Loan No. 15 – Renaissance Providence Downtown Hotel – The Original Balance ($) of $25.0 million and Cut-off Date Balance ($) of approximately $24.97 million represents the controlling Note A-1 of a $45.0 million whole loan evidenced by two pari passu notes. The pari passu companion loan is the non-controlling Note A-2 in the original principal amount of $20.0 million, which is currently held by JPMCB.

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 3 – Naples Grande Beach Resort – The Mortgaged Property includes a private 18-hole golf course. Revenues from the golf course are included as “Golf Revenue” in the historical and underwritten financial information shown in this preliminary prospectus, and Golf Revenue accounts for approximately 10.1% of the total Underwritten EGI ($). In addition, approximately 32.1% of total Underwritten EGI ($) for the Mortgage Loan is attributable to the seven food and beverage amenities at the Mortgaged Property.

Loan No. 7 – SLS South Beach – Approximately 62.5% of total Underwritten EGI ($) for the Mortgage Loan is attributable to the five food and beverage amenities at the Mortgaged Property.

Loan No. 15 – Renaissance Providence Downtown Hotel – Occupancy represents the trailing 12 months ending January 31, 2016. Occupancy was adjusted for the months of June, August and

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December 2015, which were impacted by room displacement as a result of guestroom work performed during those months as part of the property improvement plan required by the related franchise agreement. The months of June, August and December 2015 were supplemented with 2014 performance for those calendar months in the adjusted analysis.

Loan No. 16 – East Hills Industrial Portfolio – The 934 Franklin Street Mortgaged Property is a surface parking lot containing 89 spaces.

Loan No. 28 – Long Northville Portfolio – The Occupancy is based on the weighted average occupancy of the following components: (i) 28,073 sq. ft. of office space which is 92.2% leased and (ii) 16,411 sq. ft. of retail space which is 100.0% leased.

(5)	Loan No. 3 – Naples Grande Beach Resort – The condominium documents related to the Mortgaged Property require that the units be used for hotel use and related commercial and/or recreational activities.

Loan No. 15 – Renaissance Providence Downtown Hotel – A portion of the improvements at the Mortgaged Property located next to the main hotel tower consists of one unit in a two-unit condominium. The condominium documents provide that the unit included as part of the Mortgaged Property is required to be used for operation of a hotel ballroom and meeting space appurtenant to the operation of a hotel and related commercial and recreational activities.

Loan No. 22 – Legends at Mount Pleasant – The Mortgaged Property is subject to a horizontal property regime pursuant to the terms of a certain Master Deed of The Legends Horizontal Property Regime, which master deed requires that the residential units be used for residential purposes only and the commercial unit located in the clubhouse be used as real estate office or for other commercial purposes subject to certain restrictions.

(6)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub-servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. The Pari Passu Loan Primary Servicing Fee Rate for the 787 Seventh Avenue Loan will be 0.00125%.The Pari Passu Loan Primary Servicing Fee Rate for the Naples Grande Beach Resort Loan will be 0.01250%. The Pari Passu Loan Primary Servicing Fee Rate for the 225 Liberty Street Loan will be 0.00250%. The Pari Passu Loan Primary Servicing Fee Rate for the 7700 Parmer Loan will be 0.00750%. The Pari Passu Loan Primary Servicing Fee Rate for the Columbus Park Crossing Loan will be 0.01250%.

(7)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date is shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments) without regard to leap year adjustments.

(8)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under

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lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

Loan No. 7 – SLS South Beach – The requirement for a separate lockbox account under the SLS South Beach Whole Loan documents is waived to the extent that (i) the management agreement is in full force and effect and (ii) the property manager is depositing all amounts payable to the borrowers under the management agreement directly into the cash management account. If the conditions set forth in the prior sentence are not satisfied, the SLS South Beach Whole Loan documents require that (i) the borrowers establish a lender controlled lockbox account and (ii) all revenues be deposited directly by credit card companies and tenants into the lockbox account.

(9)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(10)	Loan No. 1 – 787 Seventh Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the related subordinate companion loan and mezzanine loan.

Loan No. 2 – Williamsburg Premium Outlets – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 3 – Naples Grande Beach Resort – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – 225 Liberty Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude the related subordinate companion loans.

Loan No. 6 – 600 Broadway – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt

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Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 7 – SLS South Beach – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 9 – 7700 Parmer – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 11 – Columbus Park Crossing – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 12 – Hagerstown Premium Outlets – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 13 – Hall Office Park A1/G1/G3 – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 15 – Renaissance Providence Downtown Hotel – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loan in the aggregate.

(11)	Loan No. 1 – 787 Seventh Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the 787 Seventh Avenue subordinate companion loan and the mezzanine loan.

Loan No. 5 – 225 Liberty Street – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (SF/Units/Rooms) ($) calculations exclude the 225 Liberty Street subordinate companion loans.

(12)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

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Loan No. 1 – 787 Seventh Avenue – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 13 – Hall Office Park A1/G1/G3 – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 24 – Sugarcreek Plaza II – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due.

Loan No. 27 – Mableton Village Apartments – The late payment fee will be waived if any principal, interest or any other sum due under the loan documents (other than the outstanding principal balance due and payable on the maturity date) is paid within five business days following the date on which it is due. The borrower is only permitted to use such five day extension period once per calendar year.

(13)	Loan No. 3 – Naples Grande Beach Resort – The Appraised Value ($) represents the aggregate “as-is” value of the resort property and the golf course and excludes the $1.75 million appraised value of the tennis court parcel, which was released on February 11, 2016, without the payment of any release price or yield maintenance premium in accordance with the Mortgage Loan documents.

Loan No. 8 – West Valley Corporate Center – The Cut-off Date LTV Ratio, LTV Ratio at Maturity and Appraised Value ($) are based on the “As Complete” appraised value of $54.5 million as of November 1, 2016. The value assumes the completion of the NLACRC Services LLC (“NLACRC”) space and in-place occupancy of the tenant. The loan is structured with an approximate $13.0 million upfront NLACRC Lease reserve, which consists of (i) $250,000 for required landlord work to be performed by the borrower under the NLACRC lease, (ii) $5,132,325 for tenant improvements in connection with the NLACRC lease, (iii) $552,188 for leasing commission in connection with the NLACRC lease, (iv) $1,567,692 for gap rent prior to lease commencement of the NLACRC lease, (v) $1,644,111 for free rent for NLACRC and (vi) $3,875,000 as additional collateral to be released to the borrower upon evidence satisfactory to the lender that NLACRC is occupying the space and is paying full unabated rent. Based on the “As-is” appraised value of $46.5 million as of February 2, 2016, the Cut-off Date LTV and LTV Ratio at Maturity are 75.3% and 69.2%, respectively.

Loan No. 9 – 7700 Parmer – The Appraised Value ($), Cut-off Date LTV Ratio and LTV Ratio at Maturity reflect the “hypothetical as-is value” of $272,250,000, which assumes that all outstanding tenant improvements, leasing commissions and rent abatements/free rent have been paid. At origination, the borrower was required to reserve $19,803,193 for outstanding tenant improvements and $3,780,811 for outstanding rent abatements/free rent. Based on the “as-is” appraised value as of $249,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 71.1% and 71.1%, respectively.

Loan No. 15 – Renaissance Providence Downtown Hotel – The Appraised Value ($), Cut-off Date LTV Ratio and LTV Ratio at Maturity reflect the “As Complete” value of $73,000,000, which assumes that the remaining work to complete a property improvement plan in accordance with the franchise agreement has been completed. At origination, the borrower was required to reserve $705,504 for the remaining renovations under the property improvement plan. Based on

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the “as-is” appraised value as of $70,000,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 64.2% and 52.9%, respectively.

Loan No. 31 – Holiday Inn Express Venice FL – The Appraised Value ($), Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the “As Complete” value of $7.3 million which assumes the completion of a property improvement plan as of November 3, 2016. The value assumes planned renovations are completed. The loan is structured with an upfront PIP reserve in the amount of approximately $1.1 million. Based on the “As-is” appraised value of $6.1 million as of November 3, 2015, the Cut-off Date LTV Ratio and LTV Ratio at Maturity are 79.3% and 65.5%, respectively.

(14)	Loan No. 15 – Renaissance Providence Downtown Hotel – The Mortgaged Property is subject to a tax stabilization agreement with the City of Providence. The agreement provides that the Mortgaged Property will be assessed for the value of the land only during the first five years of the agreement (which commenced in 2006). For years six through 14 under the agreement, the Mortgaged Property is assessed for the value of the land plus a percentage of the value of the improvements, which was 10% starting in year six and is phased in by 10% each year. For the final five years of the agreement, which expires in December 2025, the full value of the land and improvements are used to calculate the assessed value of the Mortgaged Property at an increasing rate. Taxes were underwritten based on the 10 year average tax amount due over the term of the Mortgage Loan.

(15)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“YM5(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 5% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this preliminary prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Voluntary Prepayments” in this preliminary prospectus.

(16)	Loan No. 1 – 787 Seventh Avenue – The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $780.0 million 787 Seventh Avenue Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) January 27, 2019. The assumed lockout period of 26 payments is

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based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

Loan No. 2 – Williamsburg Premium Outlets – The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $185.0 million Williamsburg Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 26 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

Loan No. 5 – 225 Liberty Street – The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $900.0 million 225 Liberty Street Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized, and (ii) January 22, 2019. The assumed lockout period of 26 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

Loan No. 6 – 600 Broadway – The lockout period will be at least 27 payment dates beginning with and including the first payment date of February 6, 2016. Defeasance of the full $120.0 million 600 Broadway Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 18, 2018. The assumed lockout period of 27 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

Loan No. 7 – SLS South Beach – The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 1, 2016. Defeasance of the full $68.75 million SLS South Beach Whole Loan is permitted after the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

Loan No. 12 – Hagerstown Premium Outlets – The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. Defeasance of the full $77.0 million Hagerstown Premium Outlets Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) March 6, 2019. The assumed lockout period of 26 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

Loan No. 13 – Hall Office Park A1/G1/G3 – The lockout period will be at least 35 payment dates beginning with and including the first payment date of February 1, 2016. Defeasance of the full $55.9 million Hall Office Park A1/G1/G3 Whole Loan is permitted after the date that is the later of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 31, 2018. The assumed lockout period of 35 payments is based on the expected DBJPM 2016-C1 securitization closing date in April 2016. The actual lockout period may be longer.

(17)	Loan No. 3 – Naples Grande Beach Resort – On any date after the expiration of the lockout period, the borrowers may obtain the release of 50 bungalow suites at the Mortgaged Property provided, among other things, (i) no event of default has occurred or is continuing, (ii) the borrower pays to the lender $17,365,000 plus the yield maintenance premium, (iii) the LTV for the remaining portion of the Mortgaged Property will not exceed the LTV of the Mortgaged Property as of the origination date and (iv) the DSCR for the remaining portion of the Mortgaged Property

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will be greater than the greater of (a) the DSCR of the Mortgaged Property immediately prior to the release, based on the trailing 12 month period and (b) the DSCR for the Mortgaged Property as of the origination date, as adjusted for previously applied release premiums.

Loan No. 13 – Hall Office Park A1/G1/G3 – Any time after the expiration of the lockout period, the borrowers may obtain the release of an individual property upon a refinancing or a bona fide third-party sale of such individual Mortgaged Property, provided, among other things, (i) the borrowers partially defease the loan in an amount equal to either (x) 115% of the allocated loan amount for the released property upon a bona fide third-party sale or (y) 125% of the allocated loan amount for the released property upon a refinancing, (ii) after such sale or refinancing, as applicable, and defeasance, (A) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding such release and 1.30x, (B) the LTV for the remaining Mortgaged Properties will not exceed the lesser of the LTV immediately preceding such release and 73.8% and (C) the ratio of unpaid principal balance of the LTV of the Mortgaged Properties is not greater than 125%.

Loan No. 16 – East Hills Industrial Portfolio – Any time after the expiration of the lockout period the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) after such sale and defeasance, (A) the LTV for the remaining Mortgaged Properties will not exceed the lesser of the LTV immediately preceding such release and 70.4% and (B) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 1.36x, and (ii) borrower partially defeases the Mortgage Loan in an amount (such amount, the “Release Amount”) equal to the greater of 125% of the allocated loan amount for the released Mortgaged Property or 100% of the net sales proceeds from the released Mortgaged Property, which in no event may be less than 94% of the gross sale price of such released Mortgaged Property. In addition, in the event that the sole tenant of the 934 Franklin Street Mortgaged Property exercises its option to purchase such Mortgaged Property and the purchase is made before the expiration of the lockout period, the borrower may obtain the release of such Mortgaged Property, provided, among other things, the borrower prepays a portion of the outstanding principal balance of the Mortgage Loan in an amount equal to the Release Amount together with the applicable prepayment fee.

Loan No. 28 – Long Northville Portfolio – Any date after the expiration of the lockout period, the borrower may obtain the release of the 120 West Main Street property upon a bona fide third-party sale provided, among other things, (i) after such sale and defeasance, (A) the LTV for the remaining Mortgaged Properties will not exceed the lesser of the LTV immediately preceding such release and 75.0%, (B) the DSCR for the remaining Mortgaged Properties is not less than the greater of the DSCR immediately preceding the partial release and 1.45x, (ii) the borrower pays to lender the greater of 125% of the allocated loan amount for the released Mortgaged Property or 100% of the net sales proceeds from the released property, (iii) the ratio of unpaid principal balance of the LTV of the properties is not greater than 125% and (iv) payment of the yield maintenance premium, if applicable.

(18)	Loan No. 7 – SLS South Beach – In addition to the fee simple interest in the Mortgaged Property, the borrowers have pledged the operating lease between the borrowers as collateral for the Mortgage Loan.

(19)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 5 – 225 Liberty Street -- The 225 Liberty Street Property is subject to a long-term ground lease with the Battery Park City Authority through June 2069 (the “Ground Lease”). Pursuant to the Ground Lease, there are four principal components to the annual ground rent payment: (i) a fixed $5.1 million annual payment with no scheduled increases, subject to certain conditions set forth in the Ground Lease (the “Base Rent”), (ii) an annual retail rent for the Retail

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Component (based on the greater of a fixed and percentage retail rent) which rent, so long as the borrower does not have its own retail space that is not leased to the Retail Master Tenant pursuant to the Master Retail Lease, is the responsibility of the Retail Master Tenant and is currently estimated to be approximately $1.2 million for the calendar year 2016, (iii) an amount (the “Other Rent”) equal to the greater of (a) $0.75 per rentable sq. ft. of space at the Brookfield Square Complex which is rented for purposes other than office or retail and (b) 10.0% of the annual gross income from such space, which rent is the responsibility of the Retail Master Tenant, and (iv) the PILOT payments.

The borrower is entitled, subject to certain conditions, to a 10-year rent abatement in ground rent in the amount of $1.0 million per annum. If and to the extent received by the borrower, pursuant to the terms of The Bank of New York Mellon lease, up to the entire $1.0 million ground rent abatement will be passed through to The Bank of New York Mellon as a credit against rent in equal monthly installments. At the expiration of the rent abatement, The Bank of New York Mellon will no longer receive the up to $1.0 million annual rent credit and the annual ground rent payable by the borrower will remain flat at $5.1 million.

Loan No. 11 – Columbus Park Crossing – A portion, 54.3 of the 75.1 acres, of the Columbus Park Crossing Mortgaged Property is subject to a ground lease with an expiration date of June 17, 2036 and eight, five-year extension options. The base rent under the ground lease is $234,361 per annum (subject to 10% increases every five years as provided in the ground lease). The ground lease is structured with a purchase option in favor of the ground lessee thereunder which states that the ground lessee has the right to purchase the ground leased premises by giving written notice to the ground lessor during the period which begins on the date that is 180 days prior to the expiration of the 25th lease year (June 2026) and ends on the date that is 180 days prior to the expiration of the 30th lease year (June 2031) by giving the ground lessor 180 days’ prior written notice. The purchase price is derived by applying an 8.50% cap rate to the then in-place annual ground rent in effect during the 26th through 30th lease years.

(20)	Loan No. 16 – East Hills Industrial Portfolio – The Largest Tenant at the 136 Jaycee Drive Mortgaged Property, Mihalko’s General Contracting (22.1% of NRA), which is wholly-owned by the sponsor and makes up 1.4% of the aggregate portfolio net rentable area.

Loan No. 28 – Long Northville Portfolio – The Largest Tenant at the 190 East Main Street Mortgaged Property, Long Mechanical (89.1% of NRA), which is a wholly-owned subsidiary of the sponsor and makes up 23.1% of the aggregate portfolio net rentable area.

(21)	Loan No. 9 – 7700 Parmer – The Largest Tenant, eBay, directly leases multiple spaces with two different expiration dates. The expiration date with respect to 149,226 sq. ft. (16.4% of the NRA) is September 1, 2017 and the expiration date with respect to 65,465 sq. ft. (7.2% of the NRA) is September 1, 2018. In addition, the 2nd Largest Tenant, Oracle, leases multiple spaces under two different expiration dates. The expiration date with respect to 123,569 sq. ft. (13.6% of the NRA) is September 1, 2020 and the expiration date with respect to 56,334 sq. ft. (6.2% of the NRA) is May 1, 2024.

Loan No. 12 – Hagerstown Premium Outlets – The 4th Largest Tenant, Under Armour, occupies two spaces representing 2.0% of the NRA with various lease expirations. One space of 8,107 sq. ft. expires in July 2023 and the other space of 1,425 sq. ft. expires in October 2019.

(22)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or

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condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are non-contingent early termination options for those tenants listed in Annex A-1:

Loan No. 1 – 787 Seventh Avenue – The Largest Tenant, BNP Paribas, has the one-time right to terminate its lease effective December 31, 2019, provided the tenant has given landlord notice not later than June 30, 2018 and subject to payment of a termination fee.

Loan No. 5 – 225 Liberty Street – The Largest Tenant, Time Inc., has a one-time option to reduce space effective December 31, 2027, subject to delivery of written notice on or before June 30, 2026. The 3rd Largest Tenant, The Bank of New York Mellon, has an option, with 18 months prior notice and payment of a termination fee, to reduce space on either its lowest or highest floor (currently the 17th or 22nd floors, each totaling approximately 54,000 sq. ft.), effective as of December 31, 2024 and December 31, 2029.

Loan No. 8 – West Valley Corporate Center – The Largest Tenant, NLACRC Services LLC, has a one-time option to terminate its lease on the 96th month of the term (anticipated to be October 31, 2024), subject to written notice no less than 330 days prior and payment of a termination fee equal to the sum of (i) the unamortized portion of the leasing costs, plus interest compounding at 6.0% per annum beginning on the lease commencement date, plus (ii) an amount equal to one month rent, plus (iii) any monetary obligation owed to the borrower that accrued prior to the date of delivery of the termination fee. The 2nd Largest Tenant, CRC Services LLC, has a one-time option to terminate its lease on November 30, 2020, subject to written notice no less than 270 days prior and payment of a termination fee equal to the sum of (i) the unamortized portion of the leasing costs, plus interest compounding at 9.0% per annum beginning on March 1, 2015, plus (ii) an amount equal to 4 months’ rent payable as of the termination date, plus (iii) any monetary obligation owed to the borrower that accrued prior to the date of delivery of the termination fee. The 5th Largest Tenant, Mandarich Law Group LLP, is currently on a month-to-month lease, and the tenant has the right terminate its lease at any time, with 120 days’ written notice.

Loan No. 9 – 7700 Parmer – The 3rd Largest Tenant, Electronic Arts Inc., has the right to terminate its lease as of August 31, 2023, with 12-months’ notice and the payment of a termination fee.

Loan No. 13 – Hall Office Park A1/G1/G3 – The Largest Tenant at the Hall Office Park G1 Mortgaged Property, HCL, has the option to terminate its lease as of March 31, 2020. The tenant must provide notice on or before December 31, 2018 and must pay a termination fee equal to two monthly installments of base rent equal to $289,977 and all base rental amounts which would have been payable by the tenant during the abatement period equal to $396,130 plus any unamortized costs.

Loan No. 16 – East Hills Industrial Portfolio – The Largest Tenant at the 210 Industrial Park Road Mortgaged Property, Kongsberg Defense, has a right at any time to terminate its lease at any time with 6 months’ written notice in the event that the tenant experiences or expects a reduction in production, volume or other economic factors or business circumstances that reduce its requirement for manufacturing and/or office space within the leased premises, without the payment of a termination fee. The Largest Tenant at the 423 Walters Avenue Mortgaged Property, Martin Baker America, has the option to terminate its lease on September 30, 2017. The tenant must provide written notice 180 days prior to September 30, 2017 and must pay a termination fee equal to 12 months’ rent, calculated using the monthly rent from the month

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immediately prior to September 30, 2017. The Largest Tenant at the 303 Industrial Park Road Mortgaged Property, Lockheed Martin, has an ongoing right to terminate its lease by providing three months’ prior written notice and paying a termination fee equal to the unamortized portion of all commissions paid by the landlord in connection with the Lockheed Martin lease.

Loan No. 20 – Jade Corporate Center – The 5th Largest Tenant, State of California (DMV), has the option to terminate its lease at any time which can be exercised with 30 days’ notice.

Loan No. 28 – Long Northville Portfolio – The 2nd Largest Tenant at the 180 East Main Street Mortgaged Property, Wells Fargo Home Mortgage, has a one-time option to terminate its lease on July 1, 2016, subject to no less than 90 days prior notice and payment of a termination fee equal to the unamortized tenant improvement costs and broker’s commission.

Loan No. 33 – Walgreens – Apple Valley – The sole tenant, Walgreens, has the right to terminate its lease effective March 1, 2031, and every five years thereafter with twelve months’ notice. The sole tenant lease expiration date reflects the date of the termination option.

(23)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 1 – 787 Seventh Avenue – The Largest Tenant, BNP Paribas, is subleasing approximately 65,234 sq. ft. from Morgan Stanley Smith Barney Financing LLC (“MSSB”). When the MSSB lease expires in June 20, 2016, the sub-leased premises will be subject to the BNP Paribas lease that expires December 31, 2022.

(24)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 1 – 787 Seventh Avenue – At origination, the borrower deposited $7,054,094 into a free rent reserve account, $2,860,974 of which relates to a rent abatement period through June 2016 for the space of the 4th Largest Tenant, Stifel Nicolaus & Company, Incorporated (“Stifel”), on the 11th floor and free rent for Stifel’s space on the 12th floor from July 2016 through March 2017, $1,452,027 of which relates to free rent for the space of the 5th Largest Tenant, UBS AG, New York Branch (“UBS”), on the 13th floor from July 2016 through March 2017, and the remaining portion of the reserve relates to free rent periods for two other tenants. In addition, notwithstanding rent increases required under the leases for the Largest Tenant, BNP Paribas, Stifel and UBS in January 2016, each such tenant is permitted under its respective lease, to pay the amount of rent due in December 2015 through and including June 2016 and the borrower reserved $885,243 at origination of the Mortgage Loan to cover the reduced rent for such tenants from January 2016 through June 2016.

Loan No. 5 – 225 Liberty Street – At origination, the borrower deposited $80,810,295 into a free rent reserve account, $66,322,369 of which relates to a free rent period for the Largest Tenant, Time Inc., $14,029,414 of which relates to free rent for the 5th Largest Tenant, Hudson’s Bay Company, and the remaining portion of the reserve relates to free rent periods for one other smaller tenant.

Loan No. 8 – West Valley Corporate Center – At origination, the borrower deposited $1,644,111 of the NLACRC Lease reserve for free rent for the Largest Tenant, NLACRC Services LLC, lease for existing rent abatement amounts for monthly payments starting December 2016 through November 2018. In addition, at origination, the borrower deposited $93,122 was deposited into a free rent reserve for the July 2016 and August 2016 months of free rent for the 2nd Largest Tenant, CRC Services LLC.

Loan No. 9 – 7700 Parmer – At origination, the borrowers deposited $3,780,711 for free rent abatements associated with four tenants. The abated rent periods for the tenants expire in (i) April 2016 with respect to the 4th Largest Tenant, Google, (ii) July 2016 with respect to the 6th

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largest tenant by net rentable area, The Dun & Bradstreet Corporation and (iii) September 2016 with respect to the 3rd Largest Tenant, Electronic Arts, Inc. The free rent period for the 2nd Largest Tenant, Oracle, has already expired.

Loan No. 10 – Northridge Summit – At origination, the borrowers deposited $160,673 into a free rent reserve for existing rent abatement amounts for monthly payments with respect to the 2nd Largest Tenant, Turtle Beach, starting in April 2016 through June 2016.

Loan No. 13 – Hall Office Park A1/G1/G3 – At origination, the borrowers deposited $342,374 into a free rent reserve, $311,109 of which is for the 2nd Largest Tenant at the Hall Office Park G3 Mortgaged Property, University of North Texas, for existing rent abatement amounts for monthly payments starting in January 2016 through April 2016.

Loan No. 23 – Danville Manor Shopping Center - At origination, the borrower deposited $102,100 into a free rent reserve for existing rent abatement amounts for the 5th Largest Tenant, Planet Fitness.

Loan No. 29 – Citrus Falls Commons – At origination, the borrower deposited $21,005 into a free rent reserve for existing rent abatement amounts related to the Fast Track Walk In lease expansion for monthly payments starting January 2016 through July 2016.

(25)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the Cut-off Date of the securitization.

Loan No. 1 – 787 Seventh Avenue – The 4th Largest Tenant, Stifel Nicolaus & Company, Incorporated (“Stifel”), currently occupies approximately 178,583 sq. ft. at the Mortgaged Property, has entered into a lease to occupy an additional approximately 36,123 square feet on the 12th floor by the later of (x) July 1, 2016 and (y) the date on which the premises are delivered to Stifel, and to commence paying rent with respect to such expansion space 236 days after occupation. In addition, the 5th Largest Tenant, UBS AG, New York Branch (“UBS”), currently occupies approximately 120,687 square feet at the Mortgaged Property, has entered into a lease to occupy an additional approximately 31,397 square feet on the 13th floor by the later of (x) July 1, 2016 and (y) the date on which the premises are delivered to UBS, and to commence paying rent with respect to such expansion space 248 days after occupation.

Loan No. 8 – West Valley Corporate Center – The Largest Tenant, NLACRC Services LLC, executed a lease on 36.1% of the NRA at the West Valley Corporate Center Mortgaged Property, and has not yet taken occupancy. The anticipated lease commencement date is November 1, 2016 and the tenant is expected to take occupancy of its space at that time. At origination, the borrower deposited approximately $13.0 million into a NLACRC Lease reserve for future landlord work, tenant improvements, gap rent prior to lease commencement and free rent periods.

Loan No. 9 – 7700 Parmer – Occupancy and Underwritten Revenue ($) include two tenants which have signed leases but not taken occupancy of all of their respective spaces and/or commenced paying rent, including the 3rd Largest Tenant, Electronic Arts Inc., and the sixth largest tenant by net rentable area, The Dun & Bradstreet Corporation. In addition, Underwritten Revenue ($) includes the average rent over the term of each lease for four tenants which have investment grade ratings, including the Largest Tenant, eBay, the 2nd Largest Tenant, Oracle, and the 3rd Largest Tenant, Electronic Arts Inc.

Loan No. 13 – Hall Office Park A1/G1/G3 – The Largest Tenant at the Hall Office Park G1 Mortgaged Property, HCL, has executed a lease for 11,024 sq. ft. of expansion space at the Hall Office Park A1/G1/G3 Mortgaged Properties. At origination, the borrower deposited approximately $2.5 million into a HCL Expansion Holdback reserve. The HCL Expansion Holdback reserve will be released to the borrower provided, among other things, (i) debt yield is equal to or greater than 8.0%, (ii) the completion of the expansion premises and (iii) HCL’s lease

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has commenced and the HCL tenant is in occupancy of the expanded premises paying unabated rent.

(26)	Loan No. 10 – Northridge Summit – The borrowers, Northridge Summit TIC – 16, LLC and OF 16 Northridge Summit, LLC are structured as tenants-in-common and are each a single-purpose California limited liability company structured to be bankruptcy-remote, each with one independent director in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are JNT REIF, LLC and Paul G. Kerr, jointly and severally.

Loan No. 32 – Scott Oaks Plaza – The borrowers, Scott Oaks Plaza, LP and Bains LLC, are structured as tenants-in-common and are a Texas limited partnership and a Delaware limited liability company, respectively, each a single purpose entity structured to be bankruptcy-remote, with no independent directors in its organizational structure. The sponsors of the borrowers and non-recourse carve-out guarantors are Hardam S. Azad and Harmeet Bains, jointly and severally.

(27)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(28)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related mortgage loan documents.

(29)	Loan Nos. 3 and 7 – Naples Grande Beach Resort and SLS South Beach – The Monthly Insurance Reserves ($) represents 1/12 of the annual estimated insurance premium for flood coverage. The Mortgage Loan documents generally provide that the monthly reserve for insurance premiums is waived, provided that there is no event of default and the borrowers insure the related Mortgaged Property pursuant to a blanket insurance policy in accordance with the Mortgage Loan documents, but the flood coverage is not included as part of the blanket policy.

Loan No. 4 – Sheraton North Houston – If at any time the franchisor requires the borrower to implement a PIP, the lender may require that all available excess cash be deposited into a PIP reserve account. Such reserve deposits will cease upon the lender’s determination that sufficient funds have been deposited into the PIP reserve account to pay all PIP costs in accordance with the franchise agreement. In addition, the borrower will be required to deposit $20,000 on a monthly basis into a window expenditure reserve account commencing on February 10, 2019, if, as of such date, the lender has not received satisfactory evidence that all of the windows at the Sheraton North Houston Mortgaged Property requiring repair or replacement have been fully repaired or replaced. Such reserve deposits will continue until (i) the lender receives evidence that the windows requiring repair or replacement have been repaired or replaced in a manner satisfactory to lender or (ii) the window expenditure reserve account equals or exceeds $600,000.

Loan No. 7 – SLS South Beach – The Monthly Tax Reserves ($) are waived to the extent no event of default has occurred and the borrower provides evidence reasonably satisfactory to the lender that the property manager is paying all taxes. Additionally, the Monthly Replacement Reserves ($) are waived to the extent the borrowers have deposited funds for such purpose with the property manager. If the property manager reserves an amount less than 3.0% of gross income from operations for the calendar month that is two months prior to the applicable payment date, the Mortgage Loan documents require that the borrower reserve the difference between the property manager reserve and the required monthly reserve under the Mortgage Loan documents.

Loan No. 9 – 7700 Parmer – The Mortgage Loan documents require the borrower to reserve all excess cash flow after payment of debt service and required reserves (and, during the existence of a cash sweep event under the Mortgage Loan documents, operating expenses) plus any lease termination fees received by the borrower into the Monthly Other Reserves ($), to be used in case of any future re-tenanting of the space currently leased by the Largest Tenant, eBay.

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Loan No. 15 – Renaissance Providence Downtown Hotel – The borrower is required to deposit any amount required to complete any future property improvement plan required by a franchisor, as estimated by the lender, into the Monthly Replacement Reserve ($) for FF&E.

Loan No. 21 – Zanker Road – The borrower reserved $20,000 at origination of the Mortgage Loan and is required to make monthly reserve payments of $20,000 from the payment date in February 2016 through and including the payment date in October 2016, and $64,286 from the payment date in November 2016 through and including the payment date in May 2017 into the SEMI Required Renovation reserve to be applied to the cost of restoring the premises of the 2nd Largest Tenant, Semiconductor Equipment and Materials International, Inc. (“SEMI”) at the end of the lease term. In the event that the cost of required renovations exceeds $1,300,000, the borrower will deposit on each monthly payment date remaining prior to the date under the SEMI lease that the borrower is required to pay the landlord’s contribution to the tenant, an amount equal to the quotient of (x) 25% of the amount of such excess, divided by (y) the number of monthly payment dates then remaining prior to the date that such payment is due to the tenant under the SEMI lease.

(30)	Loan No. 3 – Naples Grande Beach Resort – At any time that the debt yield (as calculated in accordance with the Mortgage Loan documents) is below 12.0% on the payment dates occurring in each December, January, February, March, April and May, the borrower is required to deposit into the Monthly Other Reserves ($) all excess cash flow on such payment dates for a seasonality reserve. The seasonality reserve is subject to a $3.0 million cap.

Loan No. 31 – Holiday Inn Express Venice FL – The borrower reserved $105,000 at origination of the Mortgage Loan into a seasonal working capital reserve. If the amount on deposit in the seasonal reserve falls below $51,000, the borrower will be required to replenish the seasonality reserve (i) if a Trigger Period (as defined in the loan agreement) is continuing, with available cash flow after debt service until such time as the aggregate amount on deposit equals or exceeds $105,000, or (ii) if no Trigger Period is continuing, in the amount of $12,750 on each monthly payment date occurring in January, February, March, April, June, July, November and December, until such time as the aggregate amount on deposit equals or exceeds $105,000.

(31)	Loan No. 1 – 787 Seventh Avenue – The borrower is permitted to post one or more letter of credit acceptable to the lender in lieu of cash reserves for the Rollover Reserve and Capital Expenditure Reserve, subject to compliance with rating agency requirements.

Loan No. 4 – Sheraton North Houston – The borrower may deliver, at any time, a letter of credit or, subject to the lender’s consent, a guaranty in lieu of the required deposits into the PIP reserve account, in an amount equal to the full amount required to complete any and all PIP work.

Loan No. 5 – 225 Liberty Street – The 225 Liberty Street Loan documents provide for a guaranty from Brookfield Office Properties Inc., a Canadian corporation (the “Reserve Guarantor”) for the full amount of the allowances for tenant improvements in the aggregate amount of $72,789,685 (the “Rollover Guaranty”). If at any time while the Rollover Guaranty remains in effect, the Reserve Guarantor fails to maintain a corporate credit rating/issuer credit rating (long-term local and foreign) from S&P of at least “BBB-” (which will not be dependent on the rating “outlook” or “trend”), the borrower will be required, within ten days of such failure, to either (i) provide a replacement rollover guaranty in substantially the same form as the Rollover Guaranty from an approved replacement reserve guarantor, which guarantees the same amount as the Rollover Guaranty being replaced, and obtain a rating agency confirmation in connection therewith, or (ii) deposit cash into the rollover account, or deliver to the lender a letter of credit, in either case in an amount equal to the sum of all amounts then guaranteed by the Rollover Guaranty.

Loan No. 15 – Renaissance Providence Downtown Hotel – In the event any franchise agreement requires a property improvement plan, the borrower may post a letter of credit for the same

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amount as the applicable deposit required by the Mortgage Loan documents. In addition, the Mortgage Loan documents permit the borrower to cure a cash sweep period caused by a DSCR trigger event by delivering cash or a letter of credit in an amount, which if applied to the principal balance of the Mortgage Loan, would result in the achievement of a DSCR of 1.30x for two consecutive quarters. The lender is required to hold such cash or letter of credit in the Monthly Other Reserve as a DSCR cure reserve fund, which may be released when the Mortgaged Property achieves a DSCR sufficient to cure the cash sweep event without taking into consideration the cash or letter of credit delivered by the borrower.

Loan No. 30 – Independence Town Center – The borrower may prevent the commencement of a Lease Sweep Period prior to commencement by delivering a letter of credit, in accordance with the loan documents, in an amount equal to $150,000.

(32)	Loan No. 16 – East Hills Industrial Portfolio – The Phase I environmental reports for the 395 Industrial Park Road Mortgaged Property and the 210 Industrial Park Road Mortgaged Property recommended that a Phase II report be completed to identify the location of on-site USTs and former tankholds to assess the potential contamination of the soil and groundwater as a result of the previously identified REC’s. The Phase II investigations, completed on November 9, 2015, consisting of soil and ground water sampling, found no evidence of a significant release of petroleum product in the soil or groundwater, and concluded no further action is required, other than that the related borrower (i) close out the open environmental cases with the Pennsylvania Department of Environmental Protection (“PADEP”) (the 395 Industrial Park Road Mortgaged Property is listed as a PA Archive UST site facility and Environmental Cleanup Brownfields Program and the 210 Industrial Park Road Mortgaged Property is listed as a LUST site) and (ii) close the related monitoring well on each Mortgaged Property. The borrower reserved $40,000 at origination of the Mortgage Loan, which is to be released by the lender in increments of $20,000 upon delivery of satisfactory evidence of such closing out of the open environmental cases with the PADEP. The Phase I environmental report for the 401 Broad Street Mortgaged Property recommended that a Phase II report be completed to assess the potential contamination of the soil and groundwater as a result of the previously identified REC’s. The Phase II investigation was completed on December 9, 2015 and recommended no further investigation be taken at the 401 Broad Street Mortgaged Property.

Loan No. 24 – Sugarcreek Plaza II – The Phase I environmental report for the Sugarcreek Plaza II Mortgaged Property recommended that a Phase II report be completed to assess whether subsurface soil and/or groundwater have been significantly impacted by the historical use of an on-site dry cleaner. The Phase II investigation was completed on January 27, 2016 and recommended no further investigation be taken at this time.

Loan No. 30 – Independence Town Center – The Phase I environmental report for the Independence Town Center Mortgaged Property recommended that a Phase II report be completed to assess whether subsurface soil and/or groundwater have been significantly impacted by the historical use of an on-site dry cleaner. The Phase II investigation was completed on September 9, 2015, determined that the detected contaminants did not exceed the Michigan Department of Environmental Quality soil vapor screening criteria, and recommended that the dry cleaner obtain proper secondary containment for dry cleaning solvent and filter waste drum.

Loan No. 32 – Scott Oaks Plaza – The Phase I environmental report for the Scott Oaks Plaza Mortgaged Property recommended that a Phase II report be completed to assess whether subsurface soil and/or groundwater have been significantly impacted by the historical use of an on-site dry cleaner. The Phase II investigation was completed on January 12, 2016 and recommended no further investigation be taken at this time.

(33)	Loan No. 7 – SLS South Beach – There is no separate non-recourse carveout guarantor, and the borrowers are the sole parties responsible for any breaches or violations of the non-recourse carveout provisions in the Mortgage Loan documents or the environmental indemnity.

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(34)	Summary of Existing Pari Passu Debt

							Whole Loan
		Mortgage	Pari Passu		Whole	Whole	Cut-off
		Loan Cut-	Companion	Whole Loan	Loan	Loan Cut-	Date U/W
		off Date	Loan Cut-off	Cut-off Date	U/W NCF	off Date	NOI Debt
Loan No.	Mortgage Loan	Balance	Date Balance	Balance	DSCR	LTV Ratio	Yield
1	787 Seventh Avenue(1)	$80,000,000	$486,000,000	$566,000,000	3.53x	29.3%	14.6%
2	Williamsburg Premium Outlets	$70,000,000	$115,000,000	$185,000,000	2.52x	54.8%	11.4%
3	Naples Grande Beach Resort	$60,000,000	$105,000,000	$165,000,000	1.63x	62.6%	10.4%
5	225 Liberty Street(2)	$40,500,000	$418,500,000	$459,000,000	3.13x	32.8%	16.0%
6	600 Broadway	$40,000,000	$80,000,000	$120,000,000	1.61x	54.5%	8.0%
7	SLS South Beach	$35,000,000	$33,750,000	$68,750,000	2.10x	55.0%	10.5%
9	7700 Parmer	$32,000,000	$145,000,000	$177,000,000	1.84x	65.0%	9.5%
11	Columbus Park Crossing	$30,500,000	$40,000,000	$70,500,000	1.22x	75.0%	8.4%
12	Hagerstown Premium Outlets	$30,000,000	$47,000,000	$77,000,000	2.31x	51.3%	14.6%
13	Hall Office Park A1/G1/G3	$28,000,000	$27,900,000	$55,900,000	1.41x	73.8%	9.2%
15	Renaissance Providence Downtown Hotel	$24,973,433	$19,978,747	$44,952,180	1.43x	61.6%	9.3%

(1)	The Whole Loan Cut-off Date Balance excludes one subordinate companion note in the original principal amount of $214.0 million as well as one mezzanine loan in the original principal balance of $220.0 million.
(2)	The Whole Loan Cut-off Date Balance excludes three subordinate companion notes in the aggregate original principal amount of $441.0 million.

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(35)	Summary of Existing Mezzanine Debt

								Total		Total
		Mortgage			Annual			Debt	Total	Debt
		Loan	% of Initial		Interest	Mezzanine		Cut-off	Debt	U/W
		Cut-off	Outstanding	Mezzanine	Rate on	Loan		Date	U/W	NOI
		Date	Pool	Debt Cut-off	Mezzanine	Maturity	Intercreditor	LTV	NCF	Debt
Loan No.	Mortgage Loan	Balance	Balance	Date Balance	Loan	Date	Agreement	Ratio	DSCR	Yield
1	787 Seventh Avenue(1)	$80,000,000	9.8%	$220,000,000	4.8500%	2/6/2026	Yes	51.7%	1.89x	8.3%

(1)	The Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield were calculated based on the total debt amount of $1.0 billion, which includes the 787 Seventh Avenue Mortgage Loan and seven senior pari passu companion loans in an aggregate original amount of $486.0 million, one subordinate companion loan with an original amount of $214.0 million and one mezzanine loan with an original amount of $220.0 million.

(36)	Summary of Future Mezzanine Debt(1)

		Mortgage
		Loan Cut-	% of Initial	Intercreditor	Combined	Combined	Combined
		off Date	Outstanding	Agreement	Minimum	Maximum	Minimum Debt
Loan No.	Mortgage Loan	Balance	Pool Balance	Required	DSCR	LTV	Yield
3	Naples Grande Beach Resort(2)	$60,000,000	7.3%	Yes	1.63x	62.6%	NAP
5	225 Liberty Street(3)	$40,500,000	5.0%	Yes	1.705x	57.76%	8.063%
9	7700 Parmer(4)	$32,000,000	3.9%	Yes	1.80x	65.0%	NAP

(1)	The chart above does not include the West Valley Corporate Center Mortgage Loan or the Jade Corporate Center Mortgage Loan, each of which permit the related borrower to obtain one or more subordinate unsecured loans from an affiliate, which loans may be evidenced by a note, provided, among other things (i) the aggregate of such subordinate debt does not at any time exceed 2.0% of the original principal balance of the related Mortgage Loan, and (ii) the subordinate lender enters into a subordination and standstill agreement with the lender.

(2)	The Mortgage Loan documents provide that the Combined Maximum LTV Ratio and Combined Minimum DSCR may not exceed the loan-to-value ratio and debt service coverage ratio (based on principal and interest payments) as of the origination date of the Whole Loan, which are shown in the table above.

(3)	The Mortgage Loan documents provide that an affiliate of the borrower is permitted to incur future mezzanine debt in an amount equal to the lesser of (i) $150,000,000 and (ii) the highest amount which would result in a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and a combined minimum debt yield which are shown in the table above.

(4)	Future mezzanine debt is allowed only in connection with a bona fide sale of the related Mortgaged Property and assumption of the related Mortgage Loan in accordance with the related Mortgage Loan documents.

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